As filed with the Securities and Exchange Commission on October 18, 2002.

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM SB-2
                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933


                       NUTRI  BERRY  INDUSTRIES, INC.
                      --------------------------------
               (Name of Small Business Issuer in its Charter)

                               Amendment  # 2


     Nevada                         5150                    98-0374630
(State or other              (Primary Standard             (I.R.S. Employer
jurisdiction of                  Industrial              Identification No)
incorporation or               Classification
organization)                   Code Number)


  (Address, including zip code, telephone number, including area code of registrant's principal executive offices)
                           20269 Fraser Highway
                 Langley, British Columbia, Canada V3A 4E7
                     (604) 866-8887, fax (604) 864-6114

         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                             Agent for Service:
                        Mr. Henry Martens, President
                            20269 Fraser Highway
                 Langley, British Columbia, Canada V3A 4E7
                     (604) 866-8887, fax (604) 864-6114

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


CALCULATION OF REGISTRATION FEE


Title of each
class of Amount     Proposed       Proposed       Amount of
Securities          to be          Offering Price Aggregate           Registration
to be Registered    Registered     Per Share      Offering Price (1)  Fee
-----------------   ------------   -------------  -----------------   ---------
Common stock,
par value $.001
per share

Maximum:            2,000,000      $2.50          $5,000,000          $1,195.00*
Minimum:               20,000      $2.50              50,000


*This registration fee is calculated at $.000239 per 1,000,000 shares, i.e. 2,000,000 shares of common stock at the offering price of $2.50 based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(o) under the Securities Act of 1933.

Note: Specific details relation to the fee calculation shall be furnished in a note to the table, including references to provisions of Rule 457 (ss.
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457 (o) under the Securities Act of 1933, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                     2


                                 PROSPECTUS
                              October 18, 2002
                        NUTRI BERRY INDUSTRIES, INC.
                               "Nutri Berry"

Title of each
class of Amount     Proposed       Proposed       Amount of
Securities          to be          Offering Price Aggregate           Registration
to be Registered    Registered     Per Share      Offering Price (1)  Fee
-----------------   ------------   -------------  -----------------   ---------
Common stock,
par value $.001
per share
Maximum:            2,000,000      $2.50          $5,000,000          $1,195.00*
Minimum:               20,000      $2.50              50,000

     The information in this prospectus is not complete and may be changed. Nutri Berry may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
     This is a self-underwritten best efforts minimum/maximum offering, which is not underwritten by a registered broker/dealer, of up to 2,000,000 shares Nutri Berry's Common stock.
     Nutri Berry's President and Vice President will be the only officers and directors selling these shares of Common stock and Nutri Berry will receive all of the proceeds from the sale of up to 2,000,000 shares. There is no selling commission associated with the sale of these shares of common stock.
     All funds derived from this Offering will be held by Nutri Berry, in an account entitled "Nutri Berry Industries, Inc. Special Account", and under control of the President, Mr. Henry Martens and Vice President, Dr. Lou Sawchenko, of Nutri Berry, until the minimum proceeds are received and accepted by Nutri Berry. This account is a non-interest bearing account and has no escrow or trust provisions. In the event that the minimum amount of shares of common stock has not been sold by the Termination Date of October 30, 2003, then all funds will be promptly returned to the investor(s) without interest or deduction on or before ten days following the Termination Date. In the event that the minimum amount of shares of common stock is sold, then all subsequent sales of common stock will be deposited to the "Nutri Berry Industries, Inc. Special account" and transferred to the general account once the share certificates are issued to the investor. The termination date will not be extended.
     An investor is not limited to a minimum or maximum amount of shares of common stock to be purchased, pending availability.
No officer, director, affiliates or any related party of Nutri Berry may purchase these securities offered to meet the minimum of shares offered. There is currently no market for Nutri Berry shares of common stock. Nutri Berry intends to apply through a registered broker/dealer to list its shares on the OTC Bulletin Board or a regional stock exchange under the symbol "NTBY", however there is no assurance that Nutri Berry will be assigned that symbol.
     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense. An investor should only rely on the information contained in this document. Nutri Berry has not authorized anyone to provide any investor that is different. This document may only be used where it is legal to sell these securities. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                     3

                             TABLE OF CONTENTS

Part I   Prospectus

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . 5
The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Determination of Offering Price. . . . . . . . . . . . . . . . . . . .21
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .22
Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . .23
Directors, Executive Officers, Promoters and Control Persons . . . . .23
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .26
Security Ownership of Officers, Directors and
    Certain Beneficial Owners. . . . . . . . . . . . . . . . . . . . .27
Description of Securities  . . . . . . . . . . . . . . . . . . . . . .29
Description of Business. . . . . . . . . . . . . . . . . . . . . . . .30
Management's Discussion and Analysis or Plan of Operation. . . . . . .39
Description of Property. . . . . . . . . . . . . . . . . . . . . . . .46
Certain Relationships and Related Transactions . . . . . . . . . . . .46
Market for Common Equity and Related Stockholder Matters . . . . . . .47
Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .48
Available Information and Reports to Securities Holders. . . . . . . .49
Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . .50
Investors May Only Rely Upon the Information in This Prospectus. . . .50
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .50

Part II   Information Not Required in Prospectus

Indemnification of Directors and Officers. . . . . . . . . . . . . . .64
Other Expenses of Issuance and Distribution. . . . . . . . . . . . . .65
Recent Sales of Unregistered Securities. . . . . . . . . . . . . . . .65
Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68





                                     4


                             PROSPECTUS SUMMARY

     This prospectus summary highlights selected information contained elsewhere in this prospectus. An investor should read the following summary in conjunction with the more detailed financial information together with the more detailed information regarding Nutri Berry Industries, Inc. and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

                        Nutri Berry Industries, Inc.

     Nutri Berry Industries, Inc., ("Nutri Berry" or the "Company") is a corporation formed under the laws of the state of Nevada, whose principal executive offices are located in Langley, British Columbia, Canada. The Company was originally incorporated under the laws of the Province of British Columbia, Canada, as Goldfish Resources, Inc. on August 16, 1996; the Company then organized Goldfish Industries, Inc. on July 20, 1999, in the state of Nevada and changed its domicile to the state of Nevada by virtue of a Plan of Merger and Reorganization and Change of Domicile with the Nevada corporation on August 3, 1999. On April 15, 2002, the Company held a Board of Directors meeting and new officers and directors were nominated and appointed to the Company's Board of Directors. Mr. Henry Martens, the Company's President and Board Chairman, believed that the business of buying and selling berry crops was potentially profitable. The Company changed it name to Nutri Berry Industries, Inc. on April 29, 2002.
     The primary objective of the business is designed to market high quality, berry crops (the "product") to a number of berry distributors and food processors for (1) the general food market and (2) nutriceutical processors and distributors. "Nutriceuticals" or "Nutriceuticals" is the term used for products that are made from plant, vegetable or fruit properties or components that are purported to have medicinal or quasi-medicinal benefits. According to a number of industry definitions, "Nutriceutical" or "Nutriceuticals" is a coined word crossing the words "nutritional" and "pharmaceutical" and generally coming to mean any nutritional supplement designed for any specific clinical purpose(s). Due to US regulations, clinical or medical claims cannot be made for nutriceutical. Thus, all are functionally (legally) on the market as foods for general consumption or health foods to be used as "supplements" to nutrition.
     Nutri Berry intends to market its product in the fresh, frozen and freeze dried form to various general food distributors and food processors such as grocery distributors and food processors and export food distributors and food processors and nutriceutical distributors and processors as a powdered and/or dried product for ingredients in vitamin supplements, encapsulated health and wellness powders, health and energy bars, and other products related to health food.

                            Business Background

                                     5


     Nutri Berry is in its development stage with a "going concern" qualification from the Company's auditor. Nutri Berry has had no operating revenues to date. The Company incurred operating losses of $291,234 from Inception to December 31, 2001, the end of its latest fiscal year and $515,974 to the nine-month period ending September 30, 2002. Since inception, Nutri Berry has incurred a deficit of $807,208 to September 30, 2002. The Company expects its accumulated deficit to grow in the foreseeable future. Nutri Berry is in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the
Fraser Valley of British Columbia, Canada.   Nutri Berry's immediate
business objective is the acquisition and redistribution of fresh, frozen, concentrated, dried and powdered blueberry and cranberry crops (the "products"). The Company has a contract to purchase blueberry and cranberry crops from the Gladwin Farms of Abbotsford, British Columbia, Canada for the crop year 2002, 2003 and 2004 under similar terms and conditions. These wholesale crops and related products distribution is directed to (1) the general food industry and (2) the recently developed nutriceutical industry for the manufacturing of health foods, functional food, vitamins and other supplements. See "DESCRIPTION OF BUSINESS", page 30.

                             Market Opportunity

     The general food industry and specialty health and wellness market is projected to increase due to the general population increasing and becoming more aware of food containing no or less fats, food supplements and advantages of natural food products.

            Name, Address and Telephone Number of the Registrant

Nutri Berry Industries, Inc.
20269 Fraser Highway
British Columbia
Canada V3A 4E7
(604) 866-8887, fax (604) 864-6114

                                The Offering
     Shares offered by the Company: a minimum of 20,000 shares of common stock and a maximum of 2,000,000 shares of common stock @$2.50 per share. This offering is self-underwritten and not underwritten by a registered broker/dealer and is on a "best efforts" basis. An investor is not limited to a minimum or maximum amount of shares to be purchased, pending availability. All funds will be deposited into a non-interest bearing, segregated account entitled "Nutri Berry Industries, Inc. Special Account", under control of the Company's President, Mr. Henry Martens, and Vice-President, Dr. Lou Sawchenko, until the minimum amount of the offering has been received and accepted by the Company. In the event that the minimum amount of 20,000 shares of common stock is not sold by the termination date of October 30, 2003, all funds will be returned to the investor(s), without interest or deduction, promptly within ten days following the termination date. The termination date will not be extended. The only persons allowed to sell this offering are Mr. Henry Martens, Nutri Berry's President and Board Chairman and Dr. Lou Sawchenko, Nutri Berry's Vice-President and Director. See "PLAN OF DISTRIBUTION", page 22. There are no commissions being charged to Nutri Berry in connection with this offering.

                                     6


     Shares issued and outstanding as of September 30, 2002: 6,199,615 shares of common stock; no shares of preferred stock.
     There will be no affiliates of the Company allowed to purchase shares of common stock to achieve the minimum amount of the offering.
     Use of Proceeds   Nutri Berry will utilize the proceeds from the sale
of the shares of common stock for business development. See "Use of Proceeds", page 16.
     Trading Symbol   There is currently no market for the Nutri Berry
shares of common stock, however Nutri Berry intends to apply through a registered broker/dealer to trade its shares on the OTC Bulletin Board or a regional stock exchange under the symbol "NTBY". However, there is no assurance that Nutri Berry will be assigned that symbol.

                                RISK FACTORS

     An investment in the shares of Nutri Berry's common stock is highly speculative and involves a high degree of risk. Therefore, an investor should consider all of the risk factors discussed below, as well as the other information contained in this document. An investor should not invest in the Company's shares of common stock unless he or she can afford to lose all or part of the entire investment.

             Risk Factors Related to Nutri Berry's Operations:

Nutri Berry is a "development stage" company, has no revenues, an
-----------------------------------------------------------------
accumulated deficit and may have continued losses for the foreseeable
---------------------------------------------------------------------
future.
-------
     The Company is in the development stage and, to date, has not earned any revenues from operations since its inception on August 16, 1996. The Company has continued to incur losses of $807,208 since August, 1996.
Since new management was nominated and installed as the officers and directors of Nutri Berry on April 15, 2002, the Company's principal activities have been organizational and developmental in nature. As of September 30, 2002, the Company had a net loss of $515,974 for the nine month period from January 1, 2002 to September 30, 2002. Nutri Berry has generated no revenues from operations, has incurred expenses and has sustained losses. In addition, Nutri Berry expects to continue to incur operating expenses. As a result, Nutri Berry will need to generate significant revenues to achieve profitability, which may not occur. Nutri Berry expects its operating expenses to increase significantly as a result of the further implementation of Nutri Berry's business plan. Since Nutri Berry has not yet completed developing its website and as the Company has no operating history of marketing and redistribution of fresh, frozen, concentrate, dried and powdered berries to the general food industry and the nutriceutical industry, Nutri Berry's business may never generate sufficient revenues to meet its expenses or achieve profitability. Even if the Company does achieve profitability, the Company may be unable to sustain or increase profitability on a quarterly or annual basis in the future. It is possible that the Company will never achieve profitability or continue as an operating business.


                                     7


Nutri Berry's auditor's report has a "going concern" qualification.
-------------------------------------------------------------------

     The Company's independent auditor's report on the Company's financial statements includes an explanatory paragraph in that states: "The Company does not have sufficient working capital for its planned activity and to service its debt which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 6 to the financial statements, Nutri Berry Industries, Inc. is engaged in new operations and the ability to continue to exist as a going concern relies on the company's ability to obtain adequate financing and to generate sufficient sales."

Nutri Berry is solely dependent upon this offering to commence meaningful
-------------------------------------------------------------------------
business operations.
--------------------
     Nutri Berry is solely dependent upon obtaining a minimum of 25% of the proceeds ($1,250,000) from this offering to commence any meaningful business operations. The Company must have sufficient working capital to be able to commence and sustain its business operations for the first 24 months. It is highly unlikely that the Company will be able to continue any meaningful business operations unless the Company is successful in financing of operations by way of the minimum sale of 25% of the shares of common stock in this offering.

Nutri Berry may incur problems in the berry acquisition and redistribution
--------------------------------------------------------------------------
business which could result in lack of product sales, business delays and
-------------------------------------------------------------------------
the future economic viability of the Company.
---------------------------------------------
     Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by a berry acquisition and redistribution company, particularly in a rapidly changing industry, dependent on weather, other forces of nature and the environment, all of which are beyond the control of the Company. These risks are the anticipated and unanticipated problems relating to the redistribution of fresh, frozen, dried and powdered berries and berry concentrates to potential customers. The risks are as follows for the following berry categories:
Fresh:
availability of fresh berries in a seasonal market.
quality of product due to adverse weather conditions.
pricing of fresh berries in a competitive market resulting in poor profit margins.
Frozen:
berries not packed properly.
berries not sized properly to market specifications.
berries not graded properly.
Dried:
Poor qualities of berries that would make processed drying difficult or uncompetitive.
sugar infusing not at required concentration level.
sugar or sweetener chosen not to customer specifications or acceptance.
Powdered:
difficulty in sourcing powders with specifications for Nutri Berry's customers which require a higher standard of berry powders for the nutriceutical industry sales.
changing market for the berry powders in the nutriceutical industry.
consumer acceptance of the berry powder finished product.
Concentrates:
demand for fresh berries reduces availability of berry concentrates for processing.
the cost of berry concentrates could exceed sales potential

                                     8


     All or some of these risks are inherent in the berry acquisition and redistribution business and could result in the lack of sales and the overall potential success of Nutri Berry's business plan and business operations.

Nutri Berry may encounter marketing resistance for its product or product
-------------------------------------------------------------------------
components in the nutriceutical industry which could result in lack of
----------------------------------------------------------------------
product sales and business losses for the Company.
--------------------------------------------------
     Nutri Berry's powdered berry product, which is a component for nutriceutical products, is suitable for sales to nutriceutical manufacturers and distributors. Nutri Berry may encounter resistance in the developing and marketing of Nutri Berry's powdered berry products to the nutriceutical industry. The nutriceutical industry is relatively new and is presently confined mainly to health food stores and organically grown grocery stores and similar outlets. Nutri Berry could experience a lack of product sales to nutriceutical manufacturers and distributors if those entities are unable to successfully sell their nutriceutical products in the marketplace. The Company may also fail to develop an acceptable level of product sales to nutriceutical manufacturers and distributors.

Nutri Berry is in the early stages of nutriceutical market development with
---------------------------------------------------------------------------
fragmented industry infrastructure which could result in a lack of product
--------------------------------------------------------------------------
sales and have a material adverse affect on the overall business
----------------------------------------------------------------
operations.
-----------

     The general food industry is well established with several dominant leaders, however the nutriceutical market, suitable for sales of the Nutri Berry's products, is at an early stage of development, is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced, or are developing similar or competing products. As is typical of a new and rapidly evolving industry, the demand and market acceptance for recently introduced nutriceutical products is subject to a certain level of consumer trends which are reflected in the market acceptance of the finished product. In the initial phases of the Nutri Berry business plan, the Company intends to have approximately 10% of its total sales to nutriceutical food processors and increasing to over 35% of its total sales in the course of five years. If Nutri Berry's wholesale market to nutriceutical manufacturers fails to develop or develops more slowly than expected, or if Nutri Berry's products do not achieve market acceptance by a significant number of nutriceutical wholesale product purchasers, Nutri Berry's projected sales will not be realized which will materially adversely affect the overall Company's business plan.

Nutri Berry is subject to rapid and significant changes in the general food
---------------------------------------------------------------------------
industry, the market acceptance of certain products and the  continuation
-------------------------------------------------------------------------
of certain existing products which could result in lack of sales which
----------------------------------------------------------------------
would materially adversely affect the Company's business.
---------------------------------------------------------
     The general food, health food and functional food industry is subject to change in consumer tastes, products improvement and improved process technologies which may render Nutri Berry's products not competitive. Further, this consumer acceptance of general food, health food and

                                     9


functional food products and their contents is changing continually. Such rapid change may, in a very short period of time, impose additional, unforeseen costs to Nutri Berry in that Nutri Berry may be required to modify its product sales to adapt to such changes. Nutri Berry may not be able to successfully modify its products for the sales of fresh, frozen, concentrate, dried or powdered berry products as may be necessary in a timely manner, or at all.

Nutri Berry may be subject to a "closed standard" in the sale of its
--------------------------------------------------------------------
products which could preclude entry by Nutri Berry in this segment of the
-------------------------------------------------------------------------
market.
-------
     While Nutri Berry intends that its products will be compatible with the government standards promulgated by leading general food and nutriceutical industry participants, there is widespread adoption of a proprietary or "closed" standard. A "closed standard' is a standard of food product and/or its food processing process that precludes all participants other than those it was specifically designed to accommodate. An example of a "closed standard" is that of the "Craisin" cranberry/raisin product marketed by Ocean Spray and the "cold infusion" cranberry patented by Urban Processing. These standards, being patented processes preclude competition. This "closed standard" could preclude Nutri Berry from effectively selling its products to manufacturers in the general food and nutriceutical industries. In addition, even if a non-proprietary industry standard is established, it is possible that Nutri Berry's products will not be acceptable to that standard or on commercially reasonable terms which could have a material adverse effect on Nutri Berry's sales prospects and its general business.

Nutri Berry's compliance with industry standards may not be sufficient to
-------------------------------------------------------------------------
achieve market acceptance which could result in lack of product sales which
---------------------------------------------------------------------------
would result in the overall viability of the business.
------------------------------------------------------
     Even if Nutri Berry's products are compatible with industry standards, it is possible that Nutri Berry's products will not achieve market acceptance to the general food industry or nutriceutical manufacturers. It is not known whether Nutri Berry will be able to respond to technological changes or evolving industry standards in a timely manner, if at all. The potential inability of Nutri Berry to respond to changing market conditions, technological developments, evolving industry standards or changing customer requirements, would have a material adverse effect on Nutri Berry's overall viability of the business, its financial condition, and operating results.

Nutri Berry expects to have quarter-to-quarter fluctuations in revenues,
------------------------------------------------------------------------
expenses, losses and cash flow, some of which could be significant and
----------------------------------------------------------------------
could adversely materially affect the business and future operations.
---------------------------------------------------------------------
       Results of operations will depend upon certain harvest and sale factors, some of which are beyond Nutri Berry's control, including market acceptance of the Company's products and services, new product and service introductions, and competition. Therefore, the Company may have significant fluctuations in revenue from quarter to quarter based on several issues which are:
contract basis of obtaining orders as there are two methods for obtaining contracts. The first and most common is the commodity market at the time of harvest, which is essentially the yield per acre divided by production
                                     10

costs, processing costs and the profit to the grower. The second method is strictly based on supply where the grower and the packer negotiate a price in advance of the harvest in order to secure supply for an individual customer or all customers. This price will generally be higher than the average of the previous two years and takes into consideration the carry-over frozen inventory volumes from the previous year into the pricing formula. While the Company will pay more for this option, the advantage is that the availability of product is guaranteed so that the Company can meet its own contractual obligations. This will have a great effect on which quarters will reflect sales and which quarters will not reflect sales.
 seasonal nature of availability of products berry crops such as blueberries, cranberries, raspberries and blackberries that are commercially grown outdoors require certain optimum weather conditions. There is only one crop harvested in North America per year. Berries, in other months, must be imported from other continents such as South America and are more expensive. This will have a great effect on which quarters will have more profitable sales and which quarters will have less profitable sales, if at all.
possible inadequate quality of products to meet order specifications, inadequate quantity of products to meet order specifications. Berry crops are cultivated in soil managed for maximum yield and quality and are greatly affected by weather. If it is too cold early in the season and the bloom or "berry buds" freeze, some will die and others are stunted and will yield a
lower crop quantity.   The weather and other conditions of nature will
contribute to the quality and quantity of the product that the Company intends to sell and in which quarter of the Company's business year that the sale is consummated.
the sourcing of sales opportunities (the identification and finding of suitable customers). In the event that the Company is not able to find suitable customers for the product, and at certain times of the year, the Company will not be able to obtain sales contracts or to sell its products in a particular quarter or quarters of the Company's business year.

Nutri Berry is materially dependent upon its key personnel and the loss of
--------------------------------------------------------------------------
such key personnel could result in business delays in the further
-----------------------------------------------------------------
implementation of its business plan or business failure.
--------------------------------------------------------
     Nutri Berry depends upon the continued involvement of Mr. Henry Martens, the Company's President, Chief Executive Officer and Board Chairman, and Dr. Lou Sawchenko, the Company's Vice President and Director. As Nutri Berry is a "start-up" or development stage company, the further implementation of the Company's business plan is dependent on the entrepreneurial skills and direction of management. The position of the president and vice-president of Nutri Berry is to guide and direct the activity and vision of the Company. This direction requires an awareness of the market, the competition, current and future markets and technologies that would allow the Company to continue its operations. The loss or lack of availability of these individuals would significantly and materially adversely affect Nutri Berry's business and operations. Nutri Berry does not carry "key person" life insurance for either of these officers and directors and Nutri Berry would be adversely affected by the loss of either of these two key employees. Presently there are no employment agreements with either Mr. Henry Martens or Dr. Lou Sawchenko.

Nutri Berry must achieve a minimum of 25% of the proceeds from this
-------------------------------------------------------------------
offering for key personnel to be able to devote full time and attention to
--------------------------------------------------------------------------
the further implementation of the Company's business plan.
----------------------------------------------------------

     In the event that Nutri Berry does not achieve a minimum of 25% of the proceeds of this offering the president and vice president will not be able to devote full time to the Company's business and operations. If the minimum amount of proceeds are achieved, i.e. the sale of 20,000 shares of common stock at $2.50 per share, then the president will be able to devote approximately 10 hours per week on the Company's business and operations and the vice-president will be able to devote approximately 8 hours per week on the Company's business and operations. The Company's secretary and director, Ms. Carol Allen, spends approximately 2 hours per month on the secretarial duties at the Company's monthly board of directors meeting and will continue to spend only approximately 2 hours per month on the secretarial duties of the Company.

Nutri Berry's competition are medium to large sized companies which may be
--------------------------------------------------------------------------
able to use their financial strength to dominate the market which would
-----------------------------------------------------------------------
materially adversely affect the Company's ability to compete effectively.
-------------------------------------------------------------------------
     The market for all general food and nutriceutical products is highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant national and multi-national leaders. Nutri Berry will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products and services that may be competitive with products and services offered or to be offered by Nutri Berry. Because there are potential entrants to the general food manufacturing and nutriceutical manufacturing fields, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with Nutri Berry's products. Competitive factors in the general food manufacturing and nutriceutical manufacturing include product quality, marketing and distribution resources,
customer service and support and price of product.   Nutri Berry expects
competition to persist and intensify in the future.
     Some of Nutri Berry's competitors are much larger companies than Nutri Berry, which are very well capitalized and can utilize their strong market share for further growth that may impede the Company's ability to generate enough sales to cover the costs of marketing the product. Several of the Company's competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than Nutri Berry. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of Nutri Berry's current or potential competitors, such as Ocean Spray, Decas, Sunrype, Milne, Timbercrest, Lucerne and Northland have broad distribution channels that may be used to distribute competing products directly to end-users or purchasers. It is possible that Nutri Berry will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure.

Nutri Berry is subject to changes in food and value-added technologies
----------------------------------------------------------------------
which may  make it difficult for Nutri Berry to readily adapt to the
--------------------------------------------------------------------
marketplace.
------------
     Nutri Berry is researching and developing its own value-added processes. If Nutri Berry is able to receive 50% of the proceeds in this offering, Nutri Berry will have "on site" equipment to further treat and process the product for specialized nutriceutical product manufacturers.

The food science technology is characterized by constant technological developments, evolving industry standards, changing customer demands and frequent introductions of new and improved products and product enhancements. Because Nutri Berry has limited financial resources, management believes that the Company's success depends upon its ability to improve the quality, content and reliability of the product in response to both evolving demands of the general food industry and the nutriceutical industry with competitive product. Nutri Berry cannot state with certainty to any investor that the Company will be able to successfully market and to continue to provide the marketplace with quality products at competitive prices. If Nutri Berry is not successful and its product is not accepted by general food and nutriceutical manufacturers, Nutri Berry could lose its potential customers base to its competitors.

Nutri Berry is subject to risks of defects and development delays in the
------------------------------------------------------------------------
business operations.
--------------------
     Nutri Berry has not sold any existing product and there are a number of proposed products. Specialty berry products based on sophisticated process technologies, such as the mass production in the general food industry and in the recently developed industry of nutriceuticals, often encounter development delays and may lack consumer acceptance when introduced. Even though the consumer acceptance is more of a hardship on the manufacturer as Nutri Berry only provides the components for nutriceutical manufacturing, if the consumer acceptance does not create a viable market for the finished products, then Nutri Berry will not be able to sell the product to the nutriceutical manufacturer. As a result, Nutri Berry may experience delays in the business objective of the Company and the further sale of the Nutri Berry products. It is possible that Nutri Berry will experience development delays, which could result in the lack of sales of the product which could have a material adverse effect on the overall viability of Nutri Berry's business and operating results.

Nutri Berry's need for additional personnel could cause delays in the
---------------------------------------------------------------------
further implementation of the Company's business plan.
------------------------------------------------------
      The ability to further implement the Nutri Berry's business plan, of which the essential elements are research and development and sales and marketing activities, will depend upon Nutri Berry's ability to hire and retain senior and middle level, highly-skilled individuals. Such individuals must be experienced in the operation of certain aspects of Nutri Berry's business. The additional personnel required will include research and development food technologists, production system specialists, accounting and business development experts and a sales and marketing team. Competition for such personnel is intense and it is possible that Nutri Berry will not be successful in attracting and retaining qualified personnel. Nutri Berry's potential failure to attract and retain such additional personnel would slow down the further implementation of the Company's business plan and strategies that Nutri Berry intends to develop.

Nutri Berry may not be able to manage growth which could result in delays
-------------------------------------------------------------------------
in business operations.
-----------------------
     In the event that there is acceptance for the product by the general food purchasers and nutriceutical manufacturers, management of Nutri Berry anticipates that it will potentially be required to expand its operations to address such market demand. In addition, Nutri Berry anticipates significantly increasing the size of its sales and marketing staff following the completion of the Company receiving and accepting a minimum of 25% of the proceeds of this offering. It is possible that such internal expansion will not be successfully completed, that such expansion will not enable Nutri Berry to generate sufficient revenues, or that Nutri Berry will not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of Nutri Berry's existing and potential competitors. Nutri Berry's potential growth and the integration of operations are expected to place a significant strain on Nutri Berry's managerial, operational and financial resources. The inability of Nutri Berry to promptly address and respond to these circumstances could have a material adverse effect on Nutri Berry's overall business.

Nutri Berry may enter into potential business combinations that could be
------------------------------------------------------------------------
difficult to integrate and may disrupt business operations.
-----------------------------------------------------------
     Nutri Berry's management believes that the business plan is ideal and conducive to business combinations such as joint venture partnerships and other potential business combinations in the general food and nutriceutical industries. Nutri Berry may also seek foreign entities for the distribution of the product in the Far East and other specific locations outside of North
America.   There may be business combinations with general food industry and nutriceutical products manufacturers and distributors. Nutri Berry may wish to acquire certain manufacturers and/or distributors in the general business of Nutri Berry.
     In the event of an acquisition in the wholesale berry business or berry products manufacturing business, any business combination may be difficult to integrate into Nutri Berry's day to day operations. If Nutri Berry does enter into a business combination, it is possible that the key personnel of such business will not want to integrate with Nutri Berry's management and/or business operations.

Nutri Berry may need additional capital to further finance its business
-----------------------------------------------------------------------
plan and such financing may be unavailable or too costly and could reduce
-------------------------------------------------------------------------
the current stockholders ownership.
-----------------------------------
     Nutri Berry's ability to research and develop the core process technologies the Company is planning to utilize, to sustain operation and successful market the product is dependent upon the Company's ability to secure financing and allocate sufficient funds required to support the Company's research and marketing activity. Additional financing may not be available on favorable terms or even at all. If the Company raises additional funds by selling shares of common or preferred stock, the percentage ownership of the Company's then current stockholders will be reduced. If the Company cannot raise adequate funds to satisfy its capital requirements, the Company may have to limit its operations significantly. The Company's ability to raise additional funds may diminish if the public equity markets become less supportive of the industry and other food industry factors.

Nutri Berry has its principal office in British Columbia, Canada, which may
---------------------------------------------------------------------------
be difficult to effect service of process and to enforce any judgments from
---------------------------------------------------------------------------
United States courts.
---------------------
     As Nutri Berry, a Nevada corporation, has its principal office in the jurisdiction of British Columbia, Canada, it is possible that any party wishing to file an action or to enforce a judgment granted in the United States of America courts will have a more difficult time than with an entity residing within the United States of America. Such potential legal service or notification and enforcement of judgment must be represented by a Canadian entity to affect such process of service and notification and enforcement of judgment. The costs to retain Canadian legal counsel to effect service of process and to enforce any judgment from the United States courts may be too excessive for a prevailing party to incur in the service of process and enforcement of such judgments.

Nutri Berry's principal office is within the country of Canada so it is
-----------------------------------------------------------------------
possible that an action against Nutri Berry may need to be originated in
------------------------------------------------------------------------
the Canadian courts.
--------------------
     As Nutri Berry, a Nevada corporation, has its principal office in Langley, British Columbia, Canada, it is possible that a legal action may need to be originated in that jurisdiction and served upon the Company, both in the state of Nevada and the Province of British Columbia, which could be more difficult and more costly than an action initiated solely in the United States courts.

Nutri Berry's officers and directors who are not United States citizens
-----------------------------------------------------------------------
could be more difficult to effect service of process and to enforce any
-----------------------------------------------------------------------
judgments from United States courts.
------------------------------------
     Any officer and director or significant employee of Nutri Berry corporation who is not a United States citizen or resident could be more difficult to effect service of process and to enforce any judgments obtained by a United States court. There will be additional costs incurred for a lawsuit to effect service of process and enforcement of judgment against non United States citizens. These costs could be too costly for an injured party to effect service of process and enforcement of judgment.

Risks Related to Offering:

Nutri Berry's proceeds from the minimum offering will not be sufficient to
--------------------------------------------------------------------------
enable the Company to further implement its business plan in any meaningful
---------------------------------------------------------------------------
way.
----
     Should Nutri Berry only receive the minimum proceeds from this offering of $50,000, Nutri Berry would only be able to pay the offering costs of $15,000, apply for a listing through a registered broker/dealer on the OTC Bulletin Board and have the balance for general corporate expense. Nutri Berry could not further implement its business plan and commence operations in a meaningful way.

Nutri Berry does not have any escrow or trust provisions in the depository
--------------------------------------------------------------------------
bank account which could cause the investor to lose all or part of the
----------------------------------------------------------------------
investment.
-----------
     The depository account in which the investors will be depositing their funds does not have any trust or escrow provisions and is under control of the Company's President and Board Chairman, Mr. Henry Martens, and the Company's Vice President and Director, Dr. Lou Sawchenko. There is no responsible or bonded unrelated third party that is providing a guarantee for those funds to be returned to the investor if the minimum amount of the sale of the offering, i.e. 20,000 shares of common stock at an offering price of $2.50 is not achieved by the termination date of October 31, 2003. The investor can only rely upon Mr. Henry Martens and Dr. Lou Sawchenko to return their funds in the event that the minimum amount of the offering is not achieved.

Nutri Berry's management beneficially owns 28.63* percent of the shares of
--------------------------------------------------------------------------
common stock and their interest could conflict with the investors which
-----------------------------------------------------------------------
could cause the investor to lose all or part of the investment.
---------------------------------------------------------------
     The Company's directors and executive officers and other family members and/or affiliates beneficially own 28.63% of the shares of the Company's outstanding common stock. As a result, the directors and executive officers collectively are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to the business and operations of the Company could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of business of the Company. This lack of shareholder control could cause the investor to lose all or part of the investment. *This amount is rounded up to the next digit

Nutri Berry's offering of the shares of common stock will cause immediate
-------------------------------------------------------------------------
substantial dilution to the current shareholders.
-------------------------------------------------
     Upon completion of this offering, purchasers of the shares of common stock offered hereby will experience immediate and substantial dilution of the net tangible book value of their investment in the Company as additional shares offered are sold. For example, if an investor purchases shares in the beginning of the sale of the shares of common stock he or she will own a greater percentage of the issued and outstanding shares of common stock in the Company than when more investors purchase shares of common stock. As more shares of common stock are purchased that dilution is increased as there are then more shares of common stock issued and outstanding. See "Dilution Table" on page 21.

Nutri Berry has the ability to issue preferred stock which could adversely
--------------------------------------------------------------------------
materially affect the rights of the common shareholder.
-------------------------------------------------------
     Nutri Berry's Board of Directors has the ability to potentially issue up to 10,000,000 shares of preferred stock, with a par value of $0.001, in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Nutri Berry. The issuance of shares of preferred stock could carry a conversion value to convert to a substantial amount of shares of common stock that could substantially dilute the investors share position in the Company.

Nutri Berry's expects to issue additional shares of common stock and these
--------------------------------------------------------------------------
future sales of shares of common stock by the Company's existing
----------------------------------------------------------------
stockholders could adversely affect the Company's stock price and dilution
--------------------------------------------------------------------------
of an investor's stock position.
--------------------------------
     As of the date of the filing, Nutri Berry has 6,199,615 issued and outstanding shares of common stock. Nutri Berry is offering a maximum of
2,000,000 shares of common stock.     Even if Nutri Berry received the
maximum proceeds from the sale of the 2,000,000 shares of common stock, the Company may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments. Shares of common stock may be issued under an available exemption, a latter registration statement, or both. When, as and if additional shares of common stock are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of the Company's shares of common stock to drop. These factors could also make it more difficult to raise funds through future offerings of the Nutri Berry's shares of common stock.
     The remaining shares of common stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144 or 144(k), a substantial amount of which are available for sale in the public market, subject to the provisions of Rule 144 or 144(k) under the Securities Act. See "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS, page 47. Sales of substantial amounts of shares of common stock in the public market, or the perception that such sales will occur, could have a material negative effect on the potential market price of the Company's shares of common stock. This potential problem would be exacerbated if the Company further issues restricted shares of common stock in exchange for equipment and services, which would cause further dilution. The issuance of restricted shares of common stock is determined solely by Nutri Berry's Board of Directors and does not need shareholder approval. The potential issuance of additional shares of common stock could adversely affect the price of the Company's shares of common stock and cause further dilution of the investor's stock position.

Nutri Berry's directors have limited liability and therefore cannot be held
---------------------------------------------------------------------------
liable for monetary damages.
----------------------------
     Under the laws of the state of Nevada and Nutri Berry's Articles of Incorporation and Bylaws, the directors cannot be held liable to the Company or to the stockholders for monetary damages for breach of fiduciary duties except under certain circumstances. These circumstances would include any unlawful acts under the laws of the state of Nevada or unlawful or fraudulent acts conducted in the normal course of business. In the event that the officers and directors have committed any unlawful securities violations then the officers and directors are subject to civil and/or criminal enforcement.

Nutri Berry may not be able to list or maintain a trading market for its
------------------------------------------------------------------------
shares of common stock which could materially adversely affect the
------------------------------------------------------------------
shareholders.
-------------
     The trading in the Nutri Berry's shares of common stock is dependent upon the sponsorship of a license NASD broker/dealer and submission and acceptance by the NASD and a listing on the OTC Bulletin Board, operated by the NASD. Said trading is dependent upon Nutri Berry continuing to be able to comply with Rule 6530 of the NASD, which requires us to file reports as set forth in the Securities Exchange Act of 1934. Because the Company may not be able to obtain or maintain a listing on the OTC Bulletin Board, the Company's shares of common stock may be difficult or impossible to sell.

Nutri Berry's shares of common stock are a "penny stock," and compliance
------------------------------------------------------------------------
with requirements for dealing in "penny stocks" may make it difficult for
-------------------------------------------------------------------------
holders of the Company's shares of common stock to resell their shares of
-------------------------------------------------------------------------
common stock.
-------------
     Currently there is no public market for the Company's shares of common stock. If the shares of common stock are listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, the Company's shares of common stock if traded, will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgment of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of the Company's shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company's shares of common stock.
     "Penny stocks" are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange;
     Penny stocks are also stocks that are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

Nutri Berry's shareholders may find it more difficult to sell their shares
--------------------------------------------------------------------------
of common stock because the Company is not, and may never be, eligible for
--------------------------------------------------------------------------
NASDAQ or any National Stock Exchange.
--------------------------------------
     Nutri Berry is not presently, and it is likely that for the foreseeable future the Company will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, management of the Company is unable to state when, if ever, the Company will meet the NASDAQ application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, the Company will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of the Company's shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company's shares of common stock
     This Prospectus contains forward-looking statements, which involve risks and uncertainties. Such forward-looking statements include statements regarding future events and the Company's plans and expectations. Nutri Berry's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including those set forth in the above risk factors and elsewhere in this Prospectus. In addition to the other information in this Prospectus,

                              USE OF PROCEEDS
     The net proceeds to Nutri Berry from the sale of the 2,000,000 shares of common stock at the offering price of $2.50 per share is $5,000,000, less the cost of the offering which is estimated to be $15,000, or $4,985,000. As Mr. Henry Martens, Nutri Berry's President and Board Chairman and Dr. Lou Sawchenko, Nutri Berry's Vice President and Director of Nutri Berry are the only persons allowed to sell this offering, there is no commission being charged to Nutri Berry in connection with this offering.

Net proceeds - if 100% of the shares of common stock (2,000,000 @$2.50) are sold by the Company: $5,000,000
                          $2,400,000    Inventory   Berry Crops
                           2,000,000    Manufacturing Equipment
                             350,000    Marketing Costs
                              92,000*   Estimated principle and interest
                                        payment on
                                        loan from officer
                             143,000    Working Capital
                              15,000    Offering Expense
Total Use of Proceeds:    $5,000,000
Net proceeds - if 50% of the shares of common stock (1,000,000 @$2.50) are sold by the Company: $2,500,000
                           $1,000,000   Inventory   Berry Crops
                              950,000   Manufacturing Equipment
                              300,000   Marketing Costs
                             92,000*    Estimated principle and interest
                                        payment on loan from officer
                              143,000   Working Capital
                               15,000   Offering Expense
Total Use of Proceeds:     $2,500,000
*This is an estimate of the repayment of the principal and interest on the loan to the Company from the Company's President and Board Chairman, Mr. Henry Martens, in the amount of $88,562. The principle and interest on
                                     19


this loan to June 30, 2002 was $88,836, and the amount of the principle and interest to September 30, 2002 was $89,391. The principle and interest due until this offering is terminated is as follows: $90,501 as of December 31, 2002; $91,056 as of March 31, 2003; $91,611 as of June 30, 2003; $92,166 as
of September 30, 2003; and $92,351 as of October 31, 2003. Any amount under or over the actual amount due will be taken from or returned to "Working Capital"

Net proceeds - if 25% of the shares of common stock (500,000 @$2.50) are sold by the Company: $1,250,000
                           $  800,000   Inventory   Berry Crops
                              200,000   Marketing Costs
                              235,000   Working Capital
                               15,000   Offering Expense
     In the event that 25% of the shares of common stock are sold by the Company, the Company intends to pay salaries to the president, vice-president and minimal secretarial services. The salary for the president will be $100,000 per year and the salary for the vice-president will be $60,000 per year. There will be no salaries paid until 25% of the proceeds derived from this offering are received and accepted by the Company, enabling the Company to commence meaningful operations. The secretarial office services are performed pursuant to the Company's agreement with Nutri Berry Corporate Services, Inc. ("NBCS"). NBCS provides secretarial, sales and marketing, bookkeeping, accounting and administrative services for the Company for $9,000 per month plus approved direct expenses as presented. These funds will be derived from the working capital allocation of $235,000.

     Net proceeds if the minimum amount of shares of common stock (20,000 @$2.50), are sold by the Company: $50,000

     The $50,000 will be used for the offering expense, the listing of the Company's shares of common stock on the OTC Bulletin Board, through a registered broker/dealer, and the balance for general corporate purposes.

                                  DILUTION

     Nutri Berry is authorized to issue a substantial number of shares of common stock, in addition to the shares of common stock comprising the shares of common stock in this offering, up to the authorized share capital of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.
       The shares of preferred stock can be issued in such series and with such designated rights and preferences, as may be determined by the Board of Directors, at its sole discretion. In the event that Nutri Berry does not achieve the maximum proceeds by way of this offering, Nutri Berry will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of common stock which could cause material dilution to the investors in this offering.
     As of September 30, 2002, Nutri Berry had a stockholders deficiency of $(111,260). The following table sets forth the dilution to persons purchasing shares of common stock in this offering, without considering any changes in Nutri Berry's net tangible book value, except for the sale of the shares of common stock in this offering at a price of $2.50 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following table reflects the dilution if
(1) the minimum amount of 20,000 shares of common stock being sold in this offering; (2) 25% of the shares of common stock (500,000 shares of common stock) are sold in this offering. (3) 50% of the shares of common stock (1,000,000 shares of common stock) are sold in this offering; (4) the maximum amount of 2,000,000 shares of common stock are sold in this offering.
                                     20

                               Dilution Table

                                                            After
                  Prior                          Prior    Sale of     After     After
                     to     After                   to    500,000   Sale of   Sale of
                   Sale   Sale of                 Sale     Shares 1,000,000 2,000,000
                  Sept.    20,000                Sept.
               30, 2002    Shares             30, 2002
---------------------------------------------------------------------------------------
Number                            Number
of Shares     6,199,615 6,219,615 of Shares 6,199,615   6,699,615 7,199,615 8,199,615

Public                            Public
offering                          offering
price per                         Price per
share               n/a     $2.50 share            n/a     $2.50     $2.50     $2.50
---------------------------------------------------------------------------------------
Net                               Net
tangible                          tangible
book value                        book value
per share                         per share
of common                         of common
stock                             stock
before the                        before the
offering        (.0179)   (.0098) offering     (.0179)     .1699     .3317     .5962
---------------------------------------------------------------------------------------
Net                               Net
tangible                          tangible
and                               and
pro forma                         pro forma
net                               net
tangible     $(111,260) $(61,260) tangible  $(111,260) $1,138,740 $2,388,740 $4,888,740

book value                        book value
(deficiency)                      (deficiency)
---------------------------------------------------------------------------------------
Increase to                         Increase to
net tangible                        net tangible
book value                          book value
per share                           per share
attributable                        attributable
to purchase                         to purchase
of shares                           of shares
of stock by                         of stock by
new investors       .0081           new investors           .1878     .3496     .6141
---------------------------------------------------------------------------------------
Dilution to                         Dilution to
new investors         n/a    2.4919 new investors    n/a   2.3122    2.1564    1.8859
---------------------------------------------------------------------------------------

     This offering itself involves immediate and substantial dilution to investors. Any shares of common stock issued or shares of preferred stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of common stock purchased in this offering.

DETERMINATION OF OFFERING PRICE

     Nutri Berry arbitrarily determined the price of the shares of common stock in this offering. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears
                                     21

no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. Management determined the amount of funds that were needed to fully implement the Company's business plan and the dilution factor that management believed would be acceptable to the Company's current and prospective shareholders. The offering price should not be regarded as an indicator of the future market price of the securities.

PLAN OF DISTRIBUTION

     Nutri Berry intends to sell a minimum of 20,000 shares of common stock and a maximum of 2,000,000 shares of common stock to the public on a self-underwriting, not underwritten by a registered broker/dealer, "best efforts" basis. This offering may only be sold by Mr. Henry Martens, the Company's President and Board Chairman, and Dr. Lou Sawchenko, the Company's Vice-President and Director. Mr. Henry Martens and Dr. Lou Sawchenko are eligible to sell this offering under Rule 3(a)4-1 of the Securities Act of 1933 which states, in part, that: (a) An associated person of an issuer of securities shall not be deemed to be a broker solely by reason of his participation in the sale of the securities if 1. the person or persons are not subject to statutory disqualification; 2. is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; 3. is not at the time of the participation an associated person of a broker or dealer; and 4. meets the conditions of any one of paragraph (a)4(i)(ii) or (iii) of this section. Mr. Martens and Dr. Sawchenko both meet the requirements in (a)4(ii) which states that the associated person meets all of the following conditions: A. The associated person primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and B. The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
C. The associated person does not participate in the selling of an offering of securities for any issuer more than once every 12 months.
     There is no commission being charged to the Company, either directly or indirectly by the Company's officers and directors or any persons or firm in connection with solicitation of sales of the shares of common stock. No public market currently exists for the shares of common stock of the Company, however the Company intends to have a registered broker/dealer apply to the National Association of Securities Dealers to have its shares of common stock listed under the symbol "NTBY" on the OTC Bulletin Board or a regional stock exchange if the Company meets the listing criteria. There is no assurance that the Company will receive the symbol "NTBY".
     If all of the shares of common stock are sold in this offering, the Company will receive a gross proceeds of $5,000,000 less the $15,000 in offering costs, netting the Company $4,985,000. If only the minimum amount of shares of common stock are sold by the Company, then the Company will receive $50,000, less the offering expense of $15,000, netting the Company $35,000 which will be used for general corporate expense and to have a registered broker/dealer apply for a listing on the OTC Bulletin Board, operated by the National Association of Securities Dealers.

                                     22


     All of the funds received and accepted by the Company for the sale of its shares of common stock will be deposited in a segregated, non-interest bearing corporate account known as "Nutri Berry Industries, Inc. Special Account." This account does not have any escrow or trust provisions associated with the deposit of funds to achieve the minimum amount of this offering. The signatories on this account are the same officers and directors as those officers and directors who will be selling the shares of common stock in this offering. These officers and directors are Mr. Henry Martens, President and Board Chairman and Dr. Lou Sawchenko, Vice-President and Director. In the event that the minimum amount of the offering is not achieved, then all funds will be returned to the investors, without interest or deduction, within 10 days of the termination date of October 30, 2003 or before. The termination date will not be extended.

     In the event that the minimum amount of proceeds are received and accepted by the Company, then all subsequent funds will be deposited into the segregated account or "special account" and held in that account until the appropriate amount of shares of common stock are issued by the Company's transfer agent to the investor. At that time, the funds will be transferred to the Company's general corporate account for use according to the "Use of Proceeds."



DIVIDENDS

     Nutri Berry has no operating revenues, no profits and no dividends accrued for shareholders. At the present time, management does not believe that Nutri Berry will be able to issue a dividend to its shareholders in the foreseeable future or at all. Should Nutri Berry have any retained earnings, the Company will use these retained earning to further and fully develop its business plan.


LEGAL PROCEEDINGS

     Nutri Berry is not currently nor has ever been a party to any legal proceedings. Further, the officers and directors know of no legal proceedings threatened or anticipated against the Company or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.


DIRECTORS, OFFICERS, PROMOTERS, SIGNIFICANT EMPLOYEES AND CONTROL PERSONS

     Nutri Berry's employees are the Company's President and Board Chairman, Henry Martens, Vice-President and Director, Dr. Lou Sawchenko and Secretary and Director, Carol Allen. As of the date of this prospectus, Nutri Berry does not have any promoters working for the Company.


                                     23


Directors and Executive Officers:
---------------------------------
     Nutri Berry's officers and directors and control persons are listed below with information about their respective backgrounds:

NAME                          AGE            POSITION

Henry Martens (1)             58             CEO/Chairman/President

Lou Sawchenko (2)             56             Vice President/Director

Carol Allen (3)               54             Secretary/Treasury/Director

(1)Mr. Henry Martens was appointed as a member of the Company's Board of Directors on April 15, 2002 .
(2)Dr. Lou Sawchenko was appointed as a member of the Company's Board of Directors on May 15, 2002*.
(3)Carol Allen was appointed as a member of the Company's Board of Directors on April 15, 2002.
*From April 15, 2002 to May 15, 2002, Marie Block served as interim Vice-President and Director being replaced by Dr. Lou Sawchenko.

     All current directors were duly appointed and will hold office until the next annual stockholders' meeting and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

     None of the directors holds other directorships in other reporting companies.

     The Company's officers, directors and significant employees comprises:

Mr. Henry Martens, President, CEO and Board Chairman
----------------------------------------------------

      Mr. Henry Martens graduated from the University of British Columbia with a Bachelors of Commerce Degree with a major in Economics and International Finance in 1969 and was licensed to practice as a Chartered Account from the University of British Columbia in 1975. Mr. Martens is a former practicing Chartered Account in the Province of British Columbia and a graduate of Price Waterhouse & Co. Mr. Martens does not currently practice as a Chartered Accountant.
     Mr. Martens has been involved in family owned businesses for the last 25 years, specializing in the purchase of undervalued companies.
      From 1996 to 1999, Mr. Martens was employed by Columbia Bible College, of Abbotsford, British Columbia, as Comptroller and to assist in the financial restructuring of the College.
     In 2001, Mr. Martens launched Pacific Agmark, a British Columbia partnership, to develop a strategy for the marketing, manufacturing and enhancement of nutriceutical berries to the retail, wholesale and institutional markets. Mr. Henry Martens resigned as partner of Pacific Agmark upon the Company signing the Purchase and Sale Agreement and Mr. Martens wife, Elnora, took over that 50% partnership.

                                     24


    In April, 2002, Mr. Martens became President, CEO and Board Chairman of Nutri Berry Industries, Inc.

Summary of business experience within the last five years:
----------------------------------------------------------
April, 2002 to present - President/Board Chairman Nutri Berry Industries,
Inc.
2001 to April, 2002   partner in Pacific Agmark, a produce distribution
company
1996-1999   Comptroller of Columbia Bible College

Dr. Lou Sawchenko
-----------------

Dr. Lou Sawchenko holds the following degrees:
   B.A.    Providence College, Winnipeg, Manitoba   1968
   M.A.   Bethel Theological Seminary   1975
   PhD   University of Alberta   Education and Business

Dr. Lou Sawchenko's professional experience is as follows:
1972-1975  Business and Educational Consultant, United States
   and Canada
1975-1978  Assistant Professor   Vancouver Bible College, British Columbia
   Associate Professor   Taylor University College, Alberta
   College President   Milner College of the Bible - Saskatchewan
   University Administrator   Trinity Western University, British Columbia
   University Senior Administrator   Trinity Western University,
     British Columbia
   University Professor of Business   Trinity Western University,
     British Columbia
   Fraser Valley RV Center   Senior Management
   Management Action Program Canada, Senior Consultant

Summary of business experience within the last five years:
----------------------------------------------------------
May, 2002 to present   Vice-President/Director, Nutri Berry Industries, Inc.
January, 2002 to present   Senior Consultant to Management Action Program Canada
2000-2002   Senior management of Fraser Valley RV Center
1997-2002   University profession of business, Trinity Western University,
            British Columbia, Canada.

Ms. Carol Allen
---------------
     Ms. Allen is a graduate of Seattle University in 1972, with a degree in physical education. From 1972 to 1977, Ms. Allen worked in law enforcement, retiring from law enforcement in 1977 as a result of a job related injury. Since 1997, Ms. Allen has been involved in the food industry and is presently the President and CEO of Allen Catering, a full service catering and event business.

Summary of business experience within the last five years:
----------------------------------------------------------
April, 2002 to present   Secretary/Director of Nutri Berry Industries, Inc.
1997-2002   President and CEO of Allen Catering, which duties include food purchasing, catering sales and general bookkeeping and company record keeping.
     From 1977 to 1997, Ms. Allen was physically handicapped with a back injury and under medical treatment. During this time, Ms. Allen attended various classes and seminars in catering, food preparation, produce purchasing and general business.

                                     25


     In the event that only the minimum amount of proceeds are received and accepted by the Company, then the President of the Company, Mr. Henry Martens, will only be able to devote approximately 10 hours per week to the duties and operations of the Company; the Vice-President of the Company, Dr. Lou Sawchenko, will only be able to devote approximately 8 hours per weeks to the duties and operations of the Company. In the event that a minimum of 25% of the shares of common stock are sold by way of this offering, then both the Company's President and Vice-President will be employed full time by the Company. The Company's Secretary/Director, Ms. Carol Allen is not paid a salary as her involvement in the Company is to attend the monthly Board of Directors meetings and perform the corporate secretary's duties and for these services, Ms. Carol Allen has received 5,000 shares of common stock in exchange for her services.


EXECUTIVE COMPENSATION

     Currently, the officers and directors receive no cash compensation and provide services to the Company on an ad hoc basis.
     If the Company is successful in the sale of at least twenty five percent (25%) of the shares of common stock by way of this offering, the Company plans on compensating Mr. Henry Martens, President, CEO and Board Chairman, a yearly salary of $100,000; and Dr. Lou Sawchenko, Vice-President and Director, a yearly salary of $60,000. There will be no salaries paid or accrued until 25% of the proceeds derived from this offering are received and accepted by the Company (see notes to the financial statements- Note #2 "Salaries"), enabling the Company to commence meaningful operations. There are no employment agreements with either Mr. Henry Martens or Dr. Lou Sawchenko. When, as and if Nutri Berry becomes profitable and produces commensurate cash flow from operations, then the Company's Board of Directors will decide the level of reasonable salary for Nutri Berry's executives and other employees, commensurate with their time and services.
     Nutri Berry issued shares of common stock to compensate the officers and directors for their services until December 31, 2002 on the following basis. There are no provisions for the issuance of shares of common stock for officers' and directors' future services.


Mr. Henry Martens     President & Board Chairman             250,000 shares

Dr. Lou Sawchenko     Vice-President & Director              100,000 shares

Carol Allen           Secretary & Director                     5,000 shares

Marie Block           Interim Vice-President & Director        2,500 shares


          SUMMARY COMPENSATION TABLE OF SHARES ISSUED FOR SERVICES
          ________________________________________________________


                                     26


Name &                                                      Other
Principal                                                   Annual
Position              Year     Salary        Bonus          Expenses

Henry Martens         2002     None          None           $250.*
President/Chairman

Lou Sawchenko         2002     None          None           $100.*
V. Pres/Director

Carol Allen           2002     None          None           $5.*
Secretary/Director

Marie Block           2002     None          None           $2.50*
Interim VP/Director

          ________________________________________________________

     *This amount represents the amount of shares of common stock issued to each of the above, valued at the par value of $.001 for accounting purposes.

     Nutri Berry currently has no employee stock option, annuity, or pension plans in place although the Company does intend to provide all or a portion of these benefits at some future date if the Company can establish sales and positive cash flow.


SECURITY OWNERSHIP OF OFFICERS, DIRECTORS, AND CERTAIN BENEFICIAL OWNERS

     The Company's officers and directors have been issued a total of 357,500 shares of common stock in exchange for their services. Mr. Henry Martens owns a total of 1,275,000 shares of the Company's common stock; 250,000 shares of common stock for officers and directors services, 1,000,000 shares of common stock that were purchased from a previous shareholder and 50% of the 50,000 shares of common stock owned by Pacific Agmark (Mr. Henry Martens owned 50% of the Pacific Agmark partnership until April, 2002, when Mr. Martens wife, Elnora took over the 50% partnership. Pacific Agmark owns 50,000 shares of common stock so Mr. Martens owns 25,000 shares of the Company's common shares beneficially.) Mrs. Elnora Martens, the wife of Henry Martens owns 200,000 shares of the Company's common stock.
     The following table sets forth, as of September 30, 2002, Nutri Berry's shares of common stock issued and outstanding owned of record or beneficially owned by each executive officer and director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its shares of common stock, and the share holdings of all executive officers, directors and significant employees as a group. Each person has sole voting power with respect to the shares of common stock shown. As of the date of this prospectus, there are 6,199,615 shares of common stock, duly authorized and validly issued and outstanding among 76 shareholders of record; there are no shares of preferred stock issued and outstanding.

                                     27



________________________________________________________________________
Name                                      Shares of Common   Percentage of
                                          Stock Owned        Shares Owned
________________________________________________________________________

Henry Martens                             1,475,000**        23.79 %*
President/Chairman
3107 Swallow Place
Abbotsford, B.C.
Canada V2T 5K9

**Henry Martens owns
these 1,475,000 shares
through his personal
ownership of 1,250,000
shares and the

(1) 200,000 shares owned
by wife, Elnora and

(2) 25,000 shares
by way of the 50%
ownership in Pacific
Agmark which owns 50,000
shares

Lou Sawchenko                             100,000            1.61%*
V. Pres./Director
35367 Munroe Avenue
Abbotsford, B.C.
Canada V3G 1L4

Carol Allen                               5,000              .008%*
#800-15355 24th Avenue
White Rock, B.C.
Canada V4A 2H9
Secretary/Director

Michael Martens                           200,000            3.23%*
son of Henry Martens
#317-5759 Glover Road
Langley, B.C.
Canada V3A 8M8
  _______________________________________________________________________

ALL OFFICERS, DIRECTORS
AND CERTAIN BENEFICIAL
OWNERS AS A GROUP                         1,780,000          28.63*

*These figures are "rounded up" to the next digit as some of the digits are significantly extended.
_______________________________________________________________________


                         DESCRIPTION OF SECURITIES

                                     28


     The following is a summary description of the Company's capital stock and certain provisions of the Company's Articles of Incorporation and By-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

                                  General

     The following description of the Company's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.
     As of the date of this prospectus, there are 6,199,615 shares of common stock, duly authorized and validly issued among 76 shareholders of record. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees.

Common Stock
------------
     Nutri Berry's authorized capital common stock consists of 100,000,000 shares of common stock, with a par value $.001 per share of common stock.
     The holders of the shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Nutri Berry's Articles of Incorporation and By-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available. In the event of the Company's liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock
---------------
     Nutri Berry's authorized capital preferred stock consists of 10,000,000 shares of preferred stock, with a par value of $0.001 per share of preferred stock. No shares were issued and outstanding as of September 30, 2002. Each share of preferred stock is entitled to dividends when, and if, declared by the Board of Directors. There are currently no voting, conversion and liquidation rights, nor redemption or sinking fund provisions for the preferred stock.
     The holders of shares of common stock of the Company do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.


                                     29


Liquidation or Dissolution of the Corporation
---------------------------------------------

     The Company's shareholders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment to all creditors. Article IV of the Company's Articles of Incorporation states that: "The holders of the preferred shares and common shares are entitled to receive the net assets of the Company upon dissolution. The Board of Directors can restructure the issued and outstanding shares with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and or 10,000,000 shares of preferred stock". Article V of the Company's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders.
Such majority approval may be obtained by the Board of Directors, without the necessity of a special or extraordinary general meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax".
Article II of the Company's Bylaws provides for an annual stockholders meeting to be held on or before June 30th or each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.


DESCRIPTION OF BUSINESS

     Nutri Berry is in the wholesale produce business, specifically in the wholesale bulk purchase of certain blueberry and cranberry crops. Nutri Berry Industries, Inc. ("Nutri Berry" or the "Company") is a Nevada corporation formed on July 20, 1999. This corporation was organized to effect a merger with a Canadian company, Goldfish Resources, Inc., incorporated in the Province of British Columbia on August 16, 1996. These companies merged on August 3, 1999 and the Nevada corporation was the survivor.
     Under previous management in 1999, the Company entered into its exploratory phase of the developing of a Cuban-seed cigar business in the Dominican Republic. It was the proposed plan to manufacture the cigars in the Dominican Republic and sell the cigars in the North American marketplace. However, due to the many difficulties in acquiring a suitable manufacturing facility, raising the investment capital to enter the cigar manufacturing business and declining number of cigar smokers in the proposed North American market, the Company decided to look for other business opportunities. In December, 2001, the Company abandoned the cigar project. Mr. Henry Martens, the President of Nutri Berry was acquainted with the management of Goldfish Industries, Inc. and believed that the Company could be potentially profitable in the resale and distribution of certain agricultural crops such as blueberries and cranberries.


                                     30


     On April 15, 2002, the Company called and held a Board of Directors meeting where Mr. Henry Martens, Marie Block and Carol Allen were nominated and appointed as President, Vice-President and Secretary respectively and all of these three officers comprised the Board of Directors, effecting new management control of the predecessor company, Goldfish Industries, Inc. In April 2002, the Company commenced operations in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the Fraser Valley of British Columbia, Canada.
     On April 29, 2002, the Company changed its name to "Nutri Berry Industries, Inc." Nutri Berry's current business objective is the acquisition and redistribution of fresh, frozen, concentrated, dried and
powdered blueberry and cranberry crops (the "product").   The market for
Nutri Berry's product is (1) the general food industry manufacturers; and (2) the nutriceutical industry manufacturers. There are a number of publications and information sources regarding the cranberry and blueberry products industry including Agricultural Outlook magazine, the United State Department of Agriculture, the Canada Department of Agriculture, and the Massachusetts Department of Food and Agriculture. All of the above have websites and informational services. The United States Department of Agriculture reports that over 90% of the cranberry crop is processed, with the remainder sold as fresh fruit. Specialty berry production has risen steadily since the early 1950's as more acreage is brought into production and yields increased.
There is a 288% increase in cranberry production since the 1950's. Potential investors of Nutri Berry's shares of common stock are encouraged to seek information from these sources.
     On April 29, 2002, Nutri Berry entered into a Purchase and Sale Agreement with Pacific Agmark, a partnership in the Province of British Columbia, Canada to acquire all of Pacific Agmark's market research in the wholesale produce business and their business of establishing distribution channels, potential clients and berry growers for $80,000 USD. Pacific Agmark is British Columbia partnership which is now owned 50% by Mrs. Elnora Martens, wife of Mr. Henry Martens. Mr. Henry Martens previously owned 50% of Pacific Agmark until the Company entered into the Purchase and Sale Agreement. At that time, Mr. Henry Martens resigned and the 50% ownership was assigned to Mr. Martens' wife, Elnora Martens. The other 50% is owned by Mr. Darrell Thune. This agreement is considered a related party transaction. See Exhibit 10.1. Also on April 29, 2002, Nutri Berry entered into a Crop Purchase Agreement with Gladwin Farms, Ltd. of Abbotsford, British Columbia, to purchase bulk berry crops for the crop year 2002 and crop years 2003, 2004 "under similar terms and conditions." This Crop Purchase Agreement is an "arms length" transaction as none of the principals of Gladwin Farms, Ltd. are officers, directors, significant employees or shareholders of the Company. See Exhibit 10.2, previously filed with the SEC on July 5, 2002 on Form SB-2.
     Nutri Berry's business plan focuses on an integrated business of acquisition and redistribution of berry crops in various market segments. This business plan allows Nutri Berry the flexibility to take advantage of various related business situations as these business situations are presented. See "Overview of the Market".

                                     31


     The Company is in its development stage and has had no operating revenues to date. Nutri Berry incurred operating losses of $807,208 from Inception to September 30, 2002. Nutri Berry expects its accumulated deficit to grow for the foreseeable future.

                           Overview of the Market

     Nutri Berry plans to achieve its goals by targeting new, high margin product niches. These high margin market niches are for those products that have a larger profit margin such as the powdered berry products suitable to the nutriceutical industry sales and the components for health bars and other secondary processed products. Nutri Berry's goal is to maintain and nurture the potential alliances with the fresh crop markets as well as the established high value, secondary level processing opportunities in the blueberry, cranberry and specialty berry market.
     Nutri Berry will aggressively target markets, target distributors and whole berry and specialty berry brokers across North America, Europe and the Far East. Management of Nutri Berry will attend major national and international trade shows and exhibitions including nutriceutical, pharmaceutical, natural food and food technologist shows. Nutri Berry's competitive advantage is that the Company is operating from the farmgate source of the product with complete vertical integration opportunities for the product and the product markets. "Farmgate" is the term used to describe the farmers' raw crops and the point of distribution of these crops. To keep ahead of the inevitable competition from the multi-national pharmaceutical and nutriceutical established corporations, Nutri Berry plans to align itself with companies that are on the leading edge of technology and scientific innovation in the general food and nutriceutical industries.
     Nutri Berry will customize operations to suit a potential strategic alliance partner or joint venture partner and the combined interest of the potential partnership to customize food and/or nutriceutical products to the target industry and market demands.
     Nutri Berry's fruit market is generally fragmented where individuals and/or corporations usually provide a single function within the processing mandate, whether bulk processing, secondary processing (including drying, juicing, and jams) or value added (sugar infusing the fruit, drying the product for powder, filler for fruit and snack bars) or the area referred to as the nutriceutical market. This nutriceutical market is designed to utilize the natural benefits of the nutritional elements of the berry in the form of encapsulated health powders, energy bars and products related to health food.
     The function of the berry processing procedure is that the fruit is generally processed at one level and then other parties take that one level of processed berries to the manufacturing or the "value adding" of the product. For example, a food processor may freeze dry the berry crops and
then sell that crop to the next level manufacturer.   Nutri Berry has
determined that by working with the primary source of the products (Gladwin Farms, Ltd.) and by working closely with that producer as to price and sourcing advantages, Nutri Berry can create business opportunities with other food distributors and food processors. These business opportunities that can be created relate to the amount of the shares that are sold in this offering. The business opportunities that can be created are as follows:

     (1)  If 25% of the shares of common stock are sold:
          (a) the Company will trade in fresh cranberry and blueberry products.

                                     32


          (b) the Company will trade in frozen cranberry and blueberry products.
          (c) the Company will "source" juice concentrate and fresh juice and resell in the marketplace.
          (d) the Company will "source" sugar infused cranberries and blueberries and resell in the marketplace.
          (e) the Company will "source" other fruit products compatible with the Company's overall objectives and reselling in the marketplace.
     (2) If 50% of the shares of common stock are sold, the Company will conduct business in all of the above categories listed in "if only 25% of the shares of common stock are sold", in addition to:
          (f) the Company will lease a site for (1) primary (sorting, grading, sizing and packaging), and (2) secondary (freezing, drying, juicing and jams) production capability and leasehold improvements to make the space functional and certified by regulatory agencies for food grade production.
          (g) the Company will purchase equipment to produce juices, including juice presses, holding tanks, pasteurizing equipment, cooling equipment and a juice bottling/juice boxing line of equipment.

     (3) If 100% of the shares of common stock are sold the Company will conduct all of the above categories listed in "if only 25% of the shares of common stock are sold" and "if only 50% of the shares of common stock are sold", in addition to:
          (h) the Company will purchase equipment, including slicing equipment, drum and line dryers and packaging equipment to process blueberries and cranberries for dried fruit products.
          (i) the Company will purchase equipment to dry fruit powders and fruit liquids plus vacuum drying equipment for the nutriceutical and health bar market.

     Nutri Berry's management believes that the general population is becoming increasingly proactive in health awareness and purchasing foods and supplements that have a functional purpose in the diet as well as high nutrient content. Nutri Berry plans to capitalize on this emerging "nutriceutical" industry. Nutri Berry is dependent on this offering to enter into the processing partnership opportunities in the industrial functional food and nutriceutical market. In the event that Nutri Berry is able to receive a fifty percent (50%) of the proceeds in this offering, Nutri Berry will dedicate a portion of its business operations to the "value added" or specialty berry business (blueberry and cranberry). Mainstream health and vitamin stores such as GNC carry a number of berry derivative supplements for a number of maladies. Nutri Berry could take advantage of a number of synergistic vertically integrated strategic alliances and/or joint venture partnerships in the production of a number of "value added" or specialty berry nutriceutical products. If Nutri Berry is only able to receive 25% of the proceeds of this offering, then Nutri Berry would sell their inventory to unrelated third party purchasers and build the business from the potential profits generated from the sale of the inventory and/or additional financing.

     Nutri Berry's potential customers could include: (1) bulk fruit-institutional distributors; (2) bulk juice-institutional distributors; (3)
processed fruit   jam companies and pie companies; (4) infused fruit
grocery store distributors or grocery store chains; (5) fruit powders   fruit
bar manufacturers; (6) encapsulated powders   health food stores; and (7)
dried fruit   breakfast cereal and other dried fruit manufacturers.  These crop purchasers are both national and international. Nutri Berry will concentrate a lot of its sales efforts on the Asian and European food distributors and processors as well as the North American food distributors and food processors.

                                     33



                        Marketing Plans and Strategy

    Nutri Berry acquired the business research and contact base of Pacific Agmark in April, 2002. Nutri Berry plans to use these contacts and knowledge of foreign (export) distributors, institutional distributors, jam and jelly companies, grocery store distributors, cereal manufacturers and fruit bar manufacturers.
     It is planned that the initial marketing of the Nutri Berry products will take place in Canada where the market is better known to management, taking advantage of the lower Canadian dollar value to the US dollar value to sell to export distributors. The intent is to work with and through business associates to use their professional skill on a joint venture basis to eliminate the need for salaried employees.
     Nutri Berry anticipates that it will initially derive revenues from the direct sales to foreign (export) distributors, institutional distributors, grocery store distributors and grocery store chains for primary fruit products. As part of the normal course of business, discounting to distributors is a function of the marketplace and is dependent on factors such as risk and timing in the transaction. Discounting, if contemplated, would reflect issues such as credit worthiness of the customer, method of payment, timing of payment, quality of the product being considered for sale, size of the order contemplated for sale and the seasonal timing of the order. Discounting, if necessary, is a regular process in the negotiating and finalizing or an order. Due to the fact that food products are generally perishable and bulky to transport, Nutri Berry intends to reply on third party carriers to transport its products.
     The Company is not dependent on a few major customers. The potential market for the Company's product is both domestic and international.

                                Competition

     As stated previously under "RISK FACTORS", beginning on page 7, the market for all general food and nutriceutical products is highly competitive, rapidly evolving, resulting in a dynamic competitive environment, with several dominant national and multi-national leaders. Nutri Berry will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products and services that may be competitive with products and services offered or to be offered by Nutri Berry. Because there are potential entrants to the general food manufacturing and nutriceutical manufacturing fields, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with Nutri Berry's products. Competitive factors in the general food manufacturing and nutriceutical manufacturing include product quality, marketing and distribution resources,
customer service and support and price of product.   Nutri Berry expects
competition to persist and intensify in the future.
     Some of Nutri Berry's competitors are much larger companies than Nutri Berry, which are very well capitalized and can utilize their strong market share for further growth that may impede the Company's ability to generate enough sales to cover the costs of marketing the product. Several of the Company's competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial,


                                     34


technical and marketing resources than Nutri Berry. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of Nutri Berry's current or potential competitors, such as Ocean Spray, Decas, Sunrype, Milne, Timbercrest, Lucerne and Northland have broad distribution channels that may be used to distribute competing products directly to end-users or purchasers. It is possible that Nutri Berry will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure.

                               Product Source

     The current source of the Company's product is Gladwin Farms, Ltd., 5327 Gladwin Road, Abbotsford, British Columbia, Canada V4X 1X8 and the Company has an agreement to purchase crops for the years 2002, 2003 and 2004.

                                 Employees

     The Company currently has no employees. In the event that 25% of the Company's shares of common stock are sold by way of this offering, then Mr. Henry Martens, the Company's President and Board Chairman and Dr. Lou Sawchenko, the Company's Vice-President and Director will be full time employees of the Company. Mr. Henry Martens will receive a salary of $100,000 per year and Dr. Lou Sawchenko will receive a salary of $60,000 per year.
     Nutri Berry intends to engage a sales force once management of Nutri Berry deems that the volume of activity warrants additional personnel. Initially, Nutri Berry will receive sales support of generating sales as part of the agreement with Nutri Berry Corporate Services, a British Columbia, Canada corporation and contracted entity, to provide sales support and bookkeeping services for the Company, and the Company's President and Board Chairman, Mr. Henry Martens and Vice President and Director, Dr. Lou Sawchenko.

                                Distributors

     Nutri Berry currently does not have any arrangements or agreements with any distributors. Until the Company can commence meaningful operations, there is no basis to engage or negotiate distribution opportunities. Once the Company has received and accepted the proceeds from the sale of 25% of the shares of common stock, the Company will negotiate distribution agreements. A number of established and suitable berry crop distributors are known to the management of Nutri Berry and additional distributors can be sourced at product trade shows, trade journals and direct solicitation with chain stores and institutional buyers.



                                     35


                          Specialty Berry Business

     As Nutri Berry progresses with sales, management will enter the specialty berry business whereby fruit is subject to secondary processing (including drying, juicing, jams) or value added in the following forms: (1) sugar infusing with fruit; (2) drying product for powder or cereal manufacturing or filler for fruit and snack bars; (3) processing and drying for the nutriceutical market by encapsulating health powders, energy bars and products related to health food and diet supplements. The Company's need for processing equipment is dependent on the funds derived from this offering, the strategy and timing for its operations. In the event that the Company is not able to raise sufficient capital to operate its own processing specialty berry processing plant, the Company intends that the strategy is to joint venture some of the operations and thereby "outsource" the need for capital and trained employees. This outsourcing can be achieved by negotiating with existing facilities on a contracted basis. At the present time, there are no contracts or agreement with any existing entity or facility. In addition, Nutri Berry intends to achieve "value added" products and processes whereby capital and trained employees would be required in order to achieve the
objectives of the specialty berry business in larger capacity.   This would
be achieved through the sale of 100% of the Company's shares of common stock offered in this prospectus. See "USE OF PROCEEDS", page 19.

                           Government Regulation

     Nutri Berry will not be subject to any government regulation while acting as a purchaser and re-distributor of berry crops. Nutri Berry would be subject to government regulation if Nutri Berry receives and accepts funds from the sale of a minimum of 50% of the shares of common stock offered in this prospectus. In that event, Nutri Berry would lease a site for primary and secondary production as previous described and the functional space would need to be certified by Agriculture Canada for food grade production.

                        Industry Information Sources

     Nutri Berry has relied upon the following sources in compiling their business plan. These sources are readily available through print media, publications and Internet resources. Some of these resources are the US Department of Agriculture, Agriculture Canada, Canadian Produce Marketing Association, International Fresh-Cut Processors Association, Produce Marketing Association, American Dietetic Association in addition to articles and information such as:
Survey shows untapped cranberry market
            http://www.s-t.com/daily/03-01/03-14-01/a03lo015.htm
              USDA- Japanese Cranberry market expands rapidly
           http://www.fas.usda.gov/gainfiles/200009/30677959.pdf
     Michigan Cranberry Industry market and Economic feasibility study http://www.michigan.gov/mda/0,1607,7-125-1567_1601_2560-12134--,00.html
                    Cranberry Growers shake up industry
              http://www.cropchoice.com/leadstry.asp?RecID=621
           Cranberry Supply expands in response to higher demand
     http://www.ers.usda.gov/publications/agoutlook/nov1997/ao246b.pdf
                               The Cranberry
           http://www.pressplus.com/pinelands/food/cranberry.html
                         US Frozen Blueberry Market
 http://www.fas.usda.gov/htp/horticulture/import%20competition/frzblueb.pdf
                      North American Blueberry Council

                                     36


                    http://www.blueberry.org/basics.html
       Blueberry Harvesting for Fresh Market versus Processing Market http://berrygrape.orst.edu/fruitgrowing/berrycrops/blueberry/fresh.htm
                Blueberry Establishment Budget Fraser Valley http://fbminet.ca/bc/pfp/Ent.pdf/blueberry_establishment_summer_2001.pdf
                       The US Fresh Blueberry market
 http://www.fas.usda.gov/htp/horticulture/import%20competition/blueberr.pdf
                          The Cranberry Institute
                     http://www.cranberryinstitute.org/
                                Ocean Spray
                         http://www.oceanspray.com/
         colourful berries: the future for natural food ingredients
             http://www.foodnavigator.com/news/news.asp?id=5862
                  Cranberries, the top antioxidant source
             http://www.foodnavigator.com/news/news.asp?id=3154

The Company's Operations to Date:

    Since new management was installed to the board of directors of Nutri Berry in April 2002, the Company has been developing and implementing its business plan and has entered into two agreements:
with Gladwin Farms, Ltd. to purchase their blueberry and cranberry crops providing that Nutri Berry is successful in this offering and/or "pre-sells" those crops to "credit worthy" general food industry customers. Major general food industry manufacturers' purchase orders are "bankable" and Nutri Berry will be able to secure the berry crops from Gladwin Farms, Ltd. by virtue of those purchase orders and Nutri Berry will be able to take the profit margin when the manufacturers take delivery of the berry crop owned by Gladwin Farms, Ltd. and contracted to Nutri Berry at a pre-determined price; and
with Pacific Agmark to obtain the business research and contact base for the wholesale bulk berry produce industry. Nutri Berry's President, Mr. Henry Martens is the former 50% partner of Pacific Agmark; the present 50% partner is Mrs. Elnora Martens, the wife of Henry Martens.
     Nutri Berry has identified key components of the emerging nutriceutical industry and other processed food product industries growth segment:
     Segment A   Nutriceutical Industry
Identify and promote high value, secondary level processing opportunities for the specialty berry market.
Identify and deliver nutriceutical grade products to the cereal and institutional market.

                                     37


     Segment B   Farmgate Production ("Farmgate" means the farmer's raw crops and the point of distribution for these crops)
Nutri Berry, through strategic alliances and support to the primary food processor, desires to intake fresh berries, separate, process, grade and market to a finished product, all in one location, in association with a strategically placed food processor.
The thrust for the coming year is to assist the food processor to procure blast freezing and laser sorting equipment to increase quality and efficiency of bulk berries and to develop retail market packaging.
     Segment C   Health Bars & Other Finished Products
Nutri Berry intends to continue to develop technologies and build, and/or form a strategic partnership with a "state of the art" drying facility to dry whole frozen berries for the production of high nutriceutical value dried powders to the enrobing into health bars in the health and natural food markets.
Develop other products suitable for the health and natural food markets.
     Segment D   Encapsulated Health and Wellness Products
Nutri Berry will continue to develop technologies, in conjunction with a potential joint venture partner, and/or form a strategic alliance partnership with a "state of the art" drying facility to dry whole berries for the production of high nutriceutical value dried encapsulated powders for the health and natural food sector. Nutri Berry is associated with soil scientists with laboratory soil testing who can provide the test results on the potency of the "value added" specialty berries. Nutri Berry strives to meet or exceed the potency of the "value added" specialty berries currently being offered to manufacturers in the nutriceutical industry.
Nutri Berry, in association with potential strategic alliances, has also identified emerging markets in the Far East, Europe, and the Middle East for the Nutri Berry product. This includes developing a product line of Kosher and Certified Organic products.
     Segment E   Functional Food Sector
Nutri Berry desires to continue to develop technologies and build, and/or form a strategic partnership with a "state of the art" drying facility to sugar infuse and dry whole frozen berries for the retail food, bulk food and industrial food and beverage processing sector.
Nutri Berry intends to establish a separate marketing team for this market segment.
     Nutri Berry intends to use the proceeds from this offering to establish its inventory, sales and marketing business for sale primarily in the North American market. Nutri Berry's philosophy has been to search for various targets of opportunity and specialty markets that would provide revenues to the Company.
     Nutri Berry has reached no substantive stage in its discussions with any potential synergistic strategic alliance or joint venture partner, although Nutri Berry has identified a number of potentially synergistic companies that would be conducive to such a strategic alliance, joint venture partnership and/or business combination. While there have been discussions about several possible synergistic partnerships and business combinations, much depends upon Nutri Berry's approval for a public offering of its shares of common stock. Each potential strategic alliance, joint venture partnership and/or business combination may require Nutri Berry to issue shares of its common stock which would dilute investors' ownership, but could possibly result in a positive effect on Nutri Berry's balance sheet from the added value created as a result of each potential strategic alliance, joint venture partnership and/or business combination. There can be no assurance, however, that these potential strategic alliances, joint venture partnership and/or business combination will favorably affect the Company or its shareholders in any material way.


                                     38


                            Sources of Revenues

     Through September 30, 2002, Nutri Berry has received no revenues from operations nor has it sold any of its products. If Nutri Berry can realize its goals as set forth above and commence meaningful business operations, revenue could potentially come from sales of the product. The Company is solely dependent of this offering to commence meaningful business operations.

      Potential Strategic Alliances and/or Joint Venture Partnerships

     Nutri Berry's management has developed a strategy of identifying business combination opportunities within the strategic alliance mandate. Nutri Berry's approach is to work in stages to develop the relationship with the target companies by providing management and marketing support for the product. Management believes that this strategy will facilitate efficiencies and growth potential of the target company. The potential stages of this activity are as follows:
Phase 1   Negotiate and acquire the marketing rights to the target company.
Phase 2   Identify areas of synergy within the expanded vertically integrated partnership and pursue these avenues through marketing and administrative support.
Phase 3   Acquire the specific equipment to facilitate expanded sales through the target company.
Phase 4   Provide an acquisition, joint venture partnership or other business combination option for the target company.
     As additional products are sourced and processed, then Nutri Berry will pursue other sales and joint venture opportunities.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

   The following is the Company's plan of operation for the following 12 months, and should be read in conjunction with the Company's financial statements and notes thereto appearing in this prospectus.

        Plan of Operation for the Next Twelve Months is as Follows:

     Nutri Berry intends to use the proceeds from this offering to establish its inventory, sales and marketing business for berry sales primarily in the North American market. Nutri Berry's philosophy has been to search for various targets of opportunity and specialty markets that would provide revenues to the Company. The plan of operation is dependent on the amount of proceeds realized from the sale of common stock in this offering.

                                     39


     In order for Nutri Berry to further implement its initial business plan and to commence meaningful business operations through the end of December 31, 2002, the Company must raise at least 25% of the proceeds offered by the sale of common stock in this offering or $1,250,000. The Company anticipates that it will obtain orders for its product that are able to be financed through traditional methods such as purchase order financing, account receivable financing, or letters of acceptance and letters of credit. There is no assurance that the Company will be able to achieve meaningful sales volume or any sales at all.
     Nutri Berry is a development stage company that is in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the Fraser Valley, British Columbia, Canada. Nutri Berry's immediate business objective is the acquisition and redistribution of fresh, frozen, concentrated, dried and powdered blueberry and cranberry crops (the "product"). The product and services that the Company intends to offer are described in the "Description of Business" section beginning on page 30 of this prospectus. Nutri Berry has generated no revenues to date.
     In the event that only the minimum amount of proceeds of 20,000 shares of common stock at a purchase price of $2.50 or $50,000 is received and accepted by the Company, then the Company must seek other means of financing the Company as $50,000 is not sufficient to commence any meaningful business operations. In the event that 25% of the proceeds of 500,000 shares of common stock at a purchase price of $2.50 is received and accepted by the Company, that $1,250,000 will be sufficient to operate the Company for a minimum of one year. In the event that 50% of the proceeds of 1,000,000 shares of common stock at a purchase price of $2.50 is received and accepted by the Company, that $2,500,000 will be sufficient to operate the Company for a minimum of two years. In the event that 100% of the proceeds of 2,000,000 shares of common stock at a purchase price of $2.50 is received and accepted by the Company, that $5,000,000 will be sufficient to operate the Company for a minimum of 36 months.

General

     Nutri Berry has developed a business plan that can be further implemented upon financing. Nutri Berry can commence meaningful business operations upon receiving and accepting funds from the sale of a minimum of 25% of the shares of common stock offered in this prospectus. Nutri Berry has acquired research of the existing North American and Far East market in their agreement with Pacific Agmark. Nutri Berry has entered into a contract to acquire berry crops from Gladwin Farms, Ltd. Nutri Berry has ascertained that depending upon the amount of funds raised by way of this offering, it will either act as a "broker" for berry sales or act as a principal purchaser and reseller of the berry crops. In the event that 50% of the shares of common stock are sold in this offering, then Nutri Berry will lease a facility to process the berries either for sale to manufacturers or secondarily process the berries into a frozen, freeze dried or powdered product. The Company plans to hire additional employees when it becomes necessary and cost effective. See "DESCRIPTION OF BUSINESS", page 30.
     In April 2002, the Company entered into a Purchase and Sale Agreement to purchase the business research and client base from Pacific Agmark, a partnership that was formerly owned 50% by the Company's President and Board Chairman, Mr. Henry Martens and now owned by Elnora Martens, the wife of Henry Martens, and 50% by a Company shareholder, Darrell Thune* who owns a total of 65,000 shares of common stock of the Company. (*Darrell Thune owns 25,000 shares of common stock of the Company through his 50% ownership of Pacific Agmark which owns 50,000 shares of common stock; 40,000 shares of common stock in the name of "Darrell Thune").

                                     40


     All of Nutri Berry's research and market studies were acquired from Pacific Agmark as well as the contact with resulted in a contract with Gladwin Farms, Ltd. of Abbotsford, British Columbia, Canada, to purchase berry crops of blueberries and cranberries for the harvest years of 2002, 2003 and 2004. Nutri Berry also developed business relationships with all of the clients developed by Pacific Agmark including:

  English Bay Batter, 904 Clivenden Avenue, New Westminster, B.C.- baker, wholesale
     Bakemark, Canada, 2480 Viking Way, Richmond, B.C.- baker-wholesale Gladwin Farms Limited, 5327 Gladwin Road, Abbotsford, B.C.-producer, farmer
  Jiva Organics Mfg. & Dist., 1445 Powell Street, Vancouver, B.C.- juice, fruit drying
    Pacifc Grain & Foods, Pinedale Station, Fresni CA.- beans, organic vegetables
Altec Processing Inc. 1860 Byland Road, Kelowna B.C.- nutriceutical company
   K Ag Laboratories, 2323 Jackson Street, Oshkosh, WI- farm soil, plant specialist
   North American Herbal, Racine WI- encapsulated blueberry, cranberry, ginseng
 Urban Processing, 6011 Washington Street, Wisconsin Rapids, WI- cranberry processor
     The contacts developed by Pacific Agmark and acquired by Nutri Berry include: Graceland Fruit- blueberries, cranberries; Diversified Food- fruit wholesaler; RDM International - infused cranberries; Koner-Starke - organic
wheat gluten; Meduri Dried Fruit - wholesaler; International Marketing   bulk
distributors; Scott Sales   bulk distributors; Snow Cap - bulk distributors;
Golden Boy - bulk distributors; Global Organics - bulk distributors; and Famous Foods - bulk distributors.
     The market studies and research acquired from Pacific Agmark was pursuant to the North American and Far East market in the categories of general food distribution and the emerging nutriceutical industry. The information provided in these market studies and research was that there is a general need for berry products and that such market is likely to continue and expand in the next ten years.
     This Purchase and Sale Agreement with Pacific Agmark is to be considered a non "arms-length" transaction as the President and Board Chairman of the Company owned 50% of Pacific Agmark until the Purchase and Sale Agreement was transacted with the Company and that 50% is now owned by Mrs. Elnora Martens, wife of Henry Martens.
     The purchase price paid to Pacific Agmark for their marketing studies, business research and client base, known as the "business assets" was $80,000 USD. This amount was determined to be fair market value as these were the direct expenses paid by Pacific Agmark including but not limited to the wages paid, travel costs, business expenditures, product costs and market and product research. Pacific Agmark paid the expenses in an amount of over $81,000 for over a year of expenses and $80,000 was the amount negotiated to be paid by the Company to acquire these assets of business research and potential clients. It was Pacific Agmark that first contacted and obtained a business relationship with Gladwin Farms, Ltd.
     The business asset of business information, market studies and potential clients lists that was purchased from Pacific Agmark has become the cornerstone of Nutri Berry's business plan. The contacts, client lists, information pertaining to the potential client's business and product knowledge is a necessary format to further implement the Company's


                                     41


business plan. Pacific Agmark will not compete with the Company in their normal course of business and page 1, #5 of the Purchase and Sale Agreement states: "The Seller hereby warrants that it will not compete with the Purchaser in the business of the whole produce as it relates to the Crops under contract with Gladwin Farms, Ltd., and not compete with the Purchaser in their normal course of business in the bulk sale of berry crops to the general and institution food and nutriceutical industries. The Seller will limit its business activity to minimal berry sales to small grocery distributors within the Province of British Columbia, Canada."
     The Company's President, Mr. Henry Martens, loaned the Company $88,562 under favorable terms and conditions of 36 months at an annual interest rate of 2-1/2%. Of this $88,562 loaned to the Company by Mr. Henry Martens, $80,000 was paid to Pacific Agmark pursuant to the Purchase and Sale Agreement.
     In April 2002, the Company entered into a Crop Purchase Agreement with Gladwin Farms, Ltd. to purchase blueberry and cranberry crops at pre-determined prices. This contract provides that the Company will be able to purchase blueberry and cranberry crops under similar terms and conditions as the year 2002 crop for the years 2003 and 2004.

                               Other Factors

     Some of the phases of Nutri Berry's operations are subject to influences outside of the control of the Company. Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include the weather and other conditions of nature and its results on the quantity and quality of the berry crops, competitive pressures, interest rates fluctuations, inflation, especially on equipment purchases, and other market conditions.
     The Company has no knowledge of any material event or any uncertainty in the mainstream and/or segmented berry market that would adversely affect the Company's operations or have any effect on the Company's financial statement. It is not anticipated that labor costs will escalate over the normal "cost of living" increases or that the cost of equipment or materials be increased in the Company's day-to-day operations. The Company is not aware of any information or market condition that would adversely impact the Company's current business plan or future operation results.

                         Forward Looking Statements

     Forward-looking statements are made by or on behalf of the Company based on knowledge of its business and the environment in which it operates, but because of the factors listed above, as well as other commercial, environmental and business factors over which the Company has no control, actual results may differ from those in the forward-looking statement. Consequently, all of the forward-looking statements made are qualified in their entirety by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effect on the business and/or operations of the Company.

                                     42



                      Liquidity and Capital Resources

     Nutri Berry is in the development stage and since inception has not received any revenue from operations. Nutri Berry will need additional capital to carry out its business plan. The Company's only source of financing and having the ability to commence meaningful operation is to sell shares of common stock in this offering. In the event that the Company is successful in the sale of its shares of common stock, the Company will be able to purchase product for resale and distribution. The Company will depend upon these sales and the potential profit of these sales to continue as a business operation.
     There are currently no capital obligations or agreements with any berry distributors or berry product manufacturers. (Nutri Berry's agreement with Gladwin Farms, Ltd. to purchase berry crops is at the option of the Company.) The Company will not enter into any agreements with berry distributors or manufacturers until the Company receives and accepts funds from the sale of a minimum of 25% of the shares of common stock from this offering and can establish meaningful business operations. There should not be any significant elements of income or loss that does not arise from the Company's continuing operations.
     There are currently no commitments to purchase or lease any equipment or to purchase or lease any facilities.

                    Seasonal and Weather Considerations

     There are seasonal considerations and other considerations affected by weather and other natural elements which have been discussed more thoroughly in the RISK FACTORS, "NUTRI BERRY MAY INCUR PROBLEMS IN THE BERRY ACQUISITION AND REDISTRIBUTION BUSINESS WHICH COULD RESULT IN LACK OF PRODUCT SALES, BUSINESS DELAYS AND THE FUTURE ECONOMIC VIABILITY OF THE COMPANY., PAGE 8; AND "NUTRI BERRY EXPECTS TO HAVE QUARTER TO QUARTER FLUCTUATIONS IN REVENUES, EXPENSES, LOSS AND CASH FLOW, SOME OF WHICH COULD ADVERSELY MATERIALLY AFFECT
THE BUSINESS AND FUTURE OPERATIONS.", PAGE 10 AND 11.   Nutri Berry is
dependent upon the quantity and quality of the berry crops that are harvested only once a year in North America. The quantity and quality of all berry crops are determined by weather, soil conditions, and other natural factors beyond the control of the Company. The seasonal nature of the sale and redistribution of fresh crops and some frozen and freeze-dried crops will affect the quarter-to-quarter income and cash flow of the Company. This seasonal aspect of the Company's business may have a material effect on the financial condition or results of the Company's business operations.


                 Shares of Common Stock Issued for Services

     In May 2002, the Company issued the following shares of common stock for officers and directors services. These issuances were as follows:

250,000 shares of common stock
------------------------------
Henry Martens, President and Board Chairman, is responsible for the overall activity, Company contracts and client procurement for the overall sales of the Company on a day to day basis. In the event that a minimum of 25% of the proceeds are received and accepted by the Company, Mr. Henry Martens will be working full time for the Company, earning a salary of $100,000 per year in addition to the 250,000 shares of common stock. Mr. Martens' experience as a former Chartered Account brings business and accounting experience to the Company.

                                     43


100,000 shares of common stock
------------------------------
Lou Sawchenko, Vice-President and Director, is responsible for a portion of the Company's sales and other business activities to be determined by the amount of proceeds derived from the offering. In the event that a minimum of 25% of the proceeds are received and accepted by the Company, Dr. Sawchenko will be working full time for the Company, earning a salary of $60,000 per year in addition to the 100,000 shares of common stock. Dr. Sawchenko's experience as a business professional and business professor provides the Company with seasoned business acumen and performance.

5,000 shares of common stock
----------------------------
Carol Allen, Secretary and Director is voting on corporate motions and is responsible for recording the minutes of the Board of Directors meetings and other corporate secretarial functions. Ms. Allen is committed to 2 hours per month for her services. Ms. Allen will not earn a salary, only the 5,000 shares of common stock.

2,500 shares of common stock
----------------------------
Marie Block, Interim Secretary and Director is a former officer and director of the Company and provided officer and directors services for the month of April, 2002 and resigning in May, 2002. During her tenure Ms. Block was involved in the contract transaction with Pacific Agmark and Gladwin Farms, Ltd and has earned the 2,500 shares of common stock for her officer and director services.

     The 357,500 shares of common stock issued to officers and directors of the Company were issued for services and reflected on the Company's financial statements at a rate of $1.00 per share of common stock. The amount of $1.00 was determined to be the 'fair value" of the shares of common stock as the Company conducted a private placement sale of 25,150 shares of common stock to investors at a price of $1.00 within the same month of May 2002. In June 2002, the Company issued an additional 16,965 shares of common stock to investors at a price of $1.00. See the Company's audited financial statements of September 30, 2002 "STATEMENT OF CHANGES IN STOCHOLDERS' EQUITY", page XX. Mr. Henry Martens, President and Board Chairman was issued 250,000 shares of common stock for his full time services in all phases of creating the business and in the organizational plan and continuing business services for the Company. Mr. Henry Martens' share issuance is valued at $250,000. Dr. Lou Sawchenko was issued 100,000 shares of common stock for his assisting Mr. Martens in all phases of the business and in the development of the organizational plan and continuing business services for the Company. Dr. Lou Sawchenko's share issuance is valued at $100,000. Ms. Carol Allen was issued 5,000 shares of common stock for her services valued at $5,000. Ms. Marie Block was issued 2,500 shares of common stock for her services valued at $2,500.
     The Board of Directors determined the amount of the shares to be issued to each of the above considering the knowledge and potential services that will be derived by the Company in the normal course of business and also the time that each of the above will dedicate to the business of the Company. There are no employment agreements for any of the Company's officers and directors. There are no Company employees at the present time and the Company does not anticipate hiring employees in the near future.


                                     44


     Also in May 2002, accredited investors were sold 25,150 restricted shares of common stock of the Company's authorized common share capital for a purchase price of $1.00 per share pursuant to a Summary Offering Memorandum offered to accredited investors only. These accredited investors all reside in the country of Canada.
     In June 2002, the Company entered into an agreement with Nutri Berry Corporate Services, Inc. ("NBCS"), a British Columbia, Canada corporation. This agreement is to be considered as a non "arms-length" transaction as the President of NBCS is Michael Martens, the son of the Company's President and Board Chairman, Henry Martens. Mr. Michael Martens does not live at the same residence as Henry Martens, is 30 years old, holds a bachelors degree from Trinity Western University and has a business background in accounting and sales and marketing. NBCS provides the Company with sales and marketing services, bookkeeping, accounting and administrative services pursuant to the further implementation of the Company's business plan.

                         Operating Results To Date

            During the nine month period ended September 30, 2002, the Company spent $515,974 in operational expenses that included $56,000 paid to Nutri Berry Corporate Services and $3,695 in accounting and legal expenses for a total of accounting expenses of $59,695. The $56,000 was paid or accrued for the April to September at the contracted amount of $9,000 per month ($54,000) plus $2,000 in expenses. This agreement is in effect for 36 months and will continue until March 31, 2005. At that time the Company may choose to continue with the services performed with NBCS or elect to pursue another alternative to the NBCS services. The remaining operation expenses were $357,143 in Director Services; $6,000 for travel and entertainment; $1,089 for Interest; $467 in filing fees: $3,500 in automobile expenses: $2,500 for telephone: $250 in product samples: $5,100 for rent; $80,000 for salaries and $230 for licenses. The nature of these services is the interfacing with Gladwin Farms, Ltd. pursuant to the Crop Purchase Agreement, the interfacing with food processors and the procurement of other potential clients for the Company's product.
     The Company has had no revenues since its inception in August, 1996, due to the fact that the Company is in the development stage mode. New officers and directors of the Company were installed on April 15, 2002.
     Nutri Berry incurred operating losses of $807,208 from inception to September 30, 2002. For the nine months period ending September 30, 2002, operational expenses were $515,974 (see note 7 to the financial statements for details). Nutri Berry expects its accumulated deficit to grow for the foreseeable future as total costs and expenses increase due principally to increased marketing expense associated with its plans to undertake trials of its product and services. There can be no assurances that Nutri Berry will be successful in the further implementation of its business plan or to successfully generate sales of the product to have sufficient revenues to allow the Company to operate profitably.
     Nutri Berry does not expect to generate a positive internal cash flow for at least the next two years due to expected increase in spending for salaries and the expected costs of marketing and sales activities.

                                     45


     Nutri Berry currently has limited internal and external sources of liquidity.
     At this time Nutri Berry has no material commitment for capital expenditures.

                               Market Outlook

     There are no known trends, events or uncertainties that are expected to have a material impact on the net sales and income from operations of the Company. The industry and the needs of the market are well established. The Company believes that it will serve a an established general food market and specialty niche market with its product and services that has yet to be served adequately. The Company's overall business is not particularly or completely subject to seasonal aspects. Even though the farming aspect of the growing of the product is seasonal, food-processing technologies allow these crops to be processed and stored on a yearly basis and not subject to a seasonal cycle.


DESCRIPTION OF PROPERTY

     Nutri Berry owns no property. Nutri Berry's principal office is located at 20269 Fraser Highway, British Columbia, Canada V3A 4E7, which is located within the offices of the Company's President and Board Chairman, Mr. Henry Martens. The Company is paying a rental fee of $850 per month for an office space of approximately 800 square feet general office space. The rent is on a month-to-month basis with the rental being charged and accrued in the financial statements on a $850 per month gross basis with no other charges. The Corporation, upon being successful in this offering memorandum, will relocate to a permanent facility in due course.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Henry Martens has negotiated all of the Company's contracts to date. All of the contracts were researched as to fair market value. The Purchase and Sale Agreement with Pacific Agmark was negotiated for the direct costs incurred by Pacific Agmark. The Crop Purchase Agreement with Gladwin Farms, Ltd. was negotiated after cross-referencing the sale price of the same crops and taking the lowest bid for comparable quality and accessibility. The agreement with NBCS was negotiated at the comparable expense that the Company would need to expend for comparable services. With a contracted service, the Company does not need to expend funds for employee withholding tax and other employee benefits. All of the contracts entered into have "non compete" clauses to protect the Company.
     Mr. Henry Martens, the Company's President and Board Chairman, owns a total of 1,475,000 shares of common stock of the Company. Mr. Martens was issued 250,000 shares of common stock for officers and directors services and Mr. Martens previously purchased 1,000,000 shares of common stock from a previous shareholder. Mrs. Elnora Martens owns 200,000 shares of common stock that was purchased from a previous shareholder. Mr. Martens is a previous 50% owner of a British Columbia partnership, Pacific Agmark, which entered into a Purchase and Sale Agreement with the Company on April 29,


                                     46


2002; Elnora Martens, wife of Henry Martens is now the 50% owner of Pacific Agmark. This agreement provides that the Company will receive all of the research, marketing studies, business contacts, and clients of Pacific Agmark for $80,000. This is a related party transaction. Pacific Agmark owns 50,000 shares of common stock that was purchased from a previous shareholder. Upon the signing of this agreement with Pacific Agmark, Mr. Henry Martens relinquished his 50% ownership of the partnership and that 50% of the partnership is now owned by Elnora Martens, wife of Henry Martens. Pacific Agmark has a non-competition clause with the Company. According to the agreement, Pacific Agmark will not compete with the business of the Company.
     On June 15, 2002, the Company entered into a contract with Nutri Berry Corporate Services, Inc., a British Columbia, Canada corporation to have Nutri Berry Corporate Services, Inc. provide all sales and marketing services, management services, bookkeeping services and to represent the Company in their Canadian contracts. The Company will pay to Nutri Berry Corporate Services, Inc. a fee of $9,000 USD per month in addition to direct expenses, approved by the Company. Mr. Michael Martens, President of Nutri Berry Corporate Services, Inc., is the son of the Company's President and Board Chairman, Mr. Henry Martens. Mr. Michael Martens has managed several family-owned businesses within the province of British Columbia. Mr. Michael Martens is the holder of 200,000 shares of common stock of Nutri Berry and is considered an affiliate. The secretarial services provided by NBCS do not in any way conflict with the corporate secretarial services of the Company's Secretary and Director, Ms. Carol Allen. The NBCS secretarial services are pursuant to the day-to-day operations of the Company and the corporate secretarial services pertain to the record keeping of the corporation including the voting on corporate policies and the recording of the monthly Board of Directors meeting.
     Neither Mr. Martens nor any other officer, director or possible nominee for election as a director of the Company, nor is the owner of five percent or more of the Company's outstanding shares of common stock, nor has any member of their immediate families entered into or proposed any transaction, other than that as described in this prospectus, in which the amount involved exceeds $1,000. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts except as otherwise described in this prospectus.
     There are no parent companies to the Company and no other control persons or entities other than as described in the prospectus.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     As of the date of this prospectus, there are 6,199,615 shares of common stock, duly authorized and validly issued, to 76 shareholders of record. No established public market presently exists for the Company's securities. The Company has no shares of common stock equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common stock equity.

                                     47


     There are 5,825,150 shares of common stock that could be sold into the public marketplace under the provisions of Rule 144 or 144(k). These shares were issued over two years ago under the exemption provisions provided in
Section 4 (2) of the Securities Act of 1933, as amended. This exemption is based upon the limited number of offerees, their relationship to the Issuer, the shareholder's status as to being sophisticated investors, the amount of securities offered in such offering, and the manner in which such offering was effected. Upon effectiveness of this registration statement that includes this prospectus, a portion of the Company's shares of common stock will be eligible for sale as described above. Of the 5,825,150 shares of common stock that may be eligible for sale under Rule 144 or Rule 144(k), 1,025,000 shares of common stock are owned by Mr. Henry Martens (1,000,000 directly and 25,000 through the ownership of Pacific Agmark) and 200,000 shares of common stock are owned by Henry Marten's wife, Mrs. Elnora Martens, and 200,000 shares of common stock owned by Mr. Michael Martens. In addition to the holding requirement under Rule 144 and Rule 144(k), Mr. Henry Martens is an officer, director and majority shareholder of the Company which places further restrictions on his possible sale of shares of common stock.
     There are no shares of common stock of the Company that are subject to registration rights. There are no other shares of common stock agreements that are subject to registration rights.
     There are no shares of common stock subject to any stock option contract or any other contract. There are no stock option contracts for any officer, director of significant employees and none contemplated.
     To date, the Company has not paid any dividends on its shares of common stock and does not expect to declare or pay any dividends on its shares of common stock in the foreseeable future. The payment of any dividends will depend upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Company's Board of Directors.
      The Company's shares of common stock may be considered a "penny stock" if it is traded at a price at under $5.00 or other factors. Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for "penny stocks" has suffered in recent years from patterns of fraud and abuse. Such patterns include:
     (1) Control of the market for the security by one or a few broker/dealers that are often related to the promoter or to the Company;
     (2) Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     (3) "Boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     (4) Excessive and undisclosed bid-ask differentials and markups by selling broker/dealers; and
     (5) The wholesale dumping of the same securities by promoters and broker/dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. One or more of the above could cause the investor to lose all or part of the investment.

                                     48


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  Available Reports to Securities Holders

     Upon effectiveness of this registration statement the Company will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. An investor may read and copy any report, proxy statement or other information the Company files with the Commission at their website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.
     The Company has filed a registration statement on Form SB-2 with the Commission to register shares of the Company's common stock for sale in a public offering. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to the Company, or the Company's shares of common stock, an investor may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. An investor can review a copy of the registration statement and its exhibits and schedules at the Commission's web site, as described above. It should be noted that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.


                               TRANSFER AGENT

     Nutri Berry's transfer agent is Signature Stock Transfer, 14675 Midway Road, Suite 221, Addison, Texas 75001; telephone (972) 788-4193, fax (972) 788-4194

                                     49


INTEREST OF NAMED EXPERTS AND COUNSEL

     These experts have been retained in connection with the registration of this offering of the Company's shares of common stock. Mr. Richard Leedy, Attorney at Law, 44 West 3rd South #703, Salt Lake City, Utah 84101 was retained to provide the legal opinion regarding the corporation in connection with this offering. Mr. Richard Leedy does not own any shares of common stock of the Company. Ms. Merri Nickerson, of 4711 South Farr Road, Spokane, Washington 99206 has been engaged to provide the audited financial statements of September 30, 2002 of the Company in connection with this offering. Ms. Merri Nickerson, CPA, does not own any shares of common stock of the Company.


INVESTORS MAY ONLY RELY UPON THE INFORMATION IN THIS PROSPECTUS

Investors should rely only on the information contained in this document. The Company has not authorized anyone to provide investors with information that is different. This prospectus is not an offer to sell shares of common stock in any state where the offer or sale is not permitted.


FINANCIAL  STATEMENTS
---------------------

Report of  Independent Certified Public Accountant . . . . . . . . . . . . 51

Balance Sheets at September 31, 2002 and December 31, 2001 . . . . . . . . 52

Statement of Operations for the nine month ended
September 30, 2002 and years ended December 31, 2001 and
2000 and the period from August 16, 1996
(date of inception) to September 30, 2002. . . . . . . . . . . . . . . . . 53

Statement of Changes in Stockhodlers' Equity for the Period
August 16, 1996 (date of inception) to September 30, 2002. . . . . . . . . 54

Statement of Cash Flows for the nine months ended
September 30, 2002 and Years Ended December 31, 2001 and
2000 and the Period from August 16,1996 to June September 30, 2002 . . . . 55

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . 57



                                     50




                            MERRI NICKERSON, CPA
                              4711 S. FARR RD.
                             SPOKANE, WA  99206
                               (509) 928-2495
                             Fax (509) 892-2166

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Nutri Berry Industries, Inc.
Langley, British Columbia

I have audited the accompanying balance sheets of Nutri Berry Industries, Inc. (formerly Goldfish Industries, Inc., a development stage company) as of September 30, 2002 and December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, and the period from August 16, 1996 (date of inception) through September 30, 2002. These statements are the responsibility of the Company's Management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutri Berry Industries, Inc. as of September 30, 2002 and December 31, 2001 and the results of its operations and its cash flows for the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000, and the period from August 16, 1996 (date of inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Nutri Berry Industries, Inc. will continue as a going concern. The Company does not have sufficient working capital for its planned activity and to service its debt which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 4 to financial statements, Nutri Berry Industries, Inc. is engaged in new operations and the ability to continue to exist as a going concern relies on the company's ability to obtain adequate financing and to generate sufficient sales. Management plans in this regard are described in Note 4. The financial statements do not include any adjustment that might result from the outcome of the uncertainty of future agreements, financing or sales.


/s/ Merri Nickerson, CPA
Spokane, WA
October 15, 2002



                        NUTI BERRY INDUSTRIES, INC.
                    (Formerly Goldfish Industries, Inc.)
                       (A Development Stage Company)
                               BALANCE SHEETS
                  September 30, 2002 and December 31, 2001

                                                   September     December
                                                    30, 2002     31, 2001
                                                   -----------  -----------
ASSETS:
CURRENT ASSETS

 Cash                                              $    3,181   $       -
 Inventory                                              3,704           -
                                                   -----------  -----------
   TOTAL ASSETS                                         6,885           -
                                                   ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Accrued Liabilities                               $   29,583   $       -
                                                   -----------  -----------
   Total Current Liabilities                           29,583           -
                                                   -----------  -----------
LONG TERM LIABILITIES

 Note payable - related party - note 3                 88,562           -
                                                   -----------  -----------
   Total Long Term Liabilities                         88,562           -

   Total Liabilities                                  118,145           -
                                                   -----------  -----------
STOCKHOLDERS' DEFICIENCY

 Preferred stock $0.001 par value
  10,000,000 authorized at $0.001 par value;
  none outstanding                                         -            -

 Common stock
  100,000,000 shares authorized at $0.001
  par value
   6,199,615 shares issued and outstanding
     on September 30, 2002;
   5,800,000 shares on December 31, 2001                6,199        5,800

 Capital in excess of par value                       689,749      285,434

 Deficit accumulated during
  development stage                                  (807,208)    (291,234)
                                                   -----------  -----------
   Total Stockholders' Deficiency                    (111,260)          -
                                                   -----------  -----------
                                                   $    6,885   $       -
                                                   ===========  ===========

 The accompanying notes are an integral part of these financial statements.

                                    -2-




                        NUTRI BERRY INDUSTRIES, INC.
                    (Formerly Goldfish Industries, Inc.)
                       (A Development Stage Company)
                          STATEMENT OF OPERATIONS
         For the Nine Months Ended September 30, 2002 and the Years
              Ended December 31, 2001 and 2000 and the Period
         August 16, 1996 (date of inception) to September 30, 2002
==========================================================================

                                                                            Aug. 16,
                                                                            1996 to
                                    September     December    December     September
                                     30, 2002     31, 2001    31, 2000     30, 2002
                                    -----------  ----------- -----------  -----------
REVENUE                             $       -    $       -   $       -    $       -

EXPENSES - note 7                      515,974           -           -       807,208
                                    -----------  ----------- -----------  -----------
NET LOSS                            $  515,974   $       -   $       -    $  807,208
                                    ===========  =========== ===========  ===========

NET LOSS PER COMMON SHARE

 Basic                              $    (0.08)  $       -   $       -
                                    ===========  =========== ===========

AVERAGE OUTSTANDING SHARES

 Basic (stated in 1,000's)               6,200        5,800       5,800
                                    -----------  ----------- -----------




 The accompanying notes are an integral part of these financial statements.

                                    -3-


                        NUTRI BERRY INDUSTRIES, INC.
                    (Formerly Goldfish Industries, Inc.)
                       (A Development Stage Company)

                Statement of Changes in Stockholders' Equity
  For the Period August 16, 1996 (date of inception) to September 30, 2002

                                             COMMON STOCK     CAPITAL IN
                                        ---------------------  EXCESS OF  ACCUMULATED
                                            SHARES    AMOUNT   PAR VALUE    DEFICIT
                                        ----------- ---------  ---------  -----------
Balance August 16, 1996                         -   $     -    $      -   $       -
 Issuance of common stock for
 predecessor Corporation Organization
 expenses - Aug. 20, 1996                       80        -       1,238           -

Net operating Loss for the year ended
 December 31, 1996                              -         -          -        (1,238)
                                        ----------- ---------  ---------  -----------
 Balance December 31, 1996                      80  $     -    $  1,238   $   (1,238)

Net operating Loss for the year ended
 December 31, 1997                              -         -          -            -
                                        ----------- ---------  ---------  -----------
 Balance December 31, 1997                      80  $     -    $  1,238   $   (1,238)

Net operating Loss for the year ended
 December 31, 1998                              -         -          -            -
                                        ----------- ---------  ---------  -----------
 Balance December 31, 1998                      80  $     -    $  1,238   $   (1,238)

Issuance of common stock for officer's
 and director's services at $.05 -
 July 28, 1999                              20,000        20        980

Issuance of common stock for marketing
 agreement with Golden Gate Marketing
 at $.05 - July 28, 1999                 5,790,000     5,790    283,710

Issuance of common stock for services
 at $.05 - July 30, 1999                    59,920        60      2,936

Issuance of common stock for prepaid
 advertising expenses at $.05 -
 August 1, 1999                             10,000        10        490

Common stock returned and cancelled
 August 5, 1999                            (80,000)      (80)    (3,920)

Net operating Loss for the year ended
 December 31, 1999                             -         -          -       (289,996)
                                        ----------- ---------  ---------  -----------
  Balance December 31, 1999              5,800,000  $  5,800   $285,434   $ (291,234)

Net operating Loss for the year ended
 December 31, 2000                             -         -          -            -
                                        ----------- ---------  ---------  -----------
  Balance December 31, 2000              5,800,000  $  5,800   $285,434   $ (291,234)

Net operating loss for the year ended
 December 31, 2001                             -         -          -            -
                                        ----------- ---------  ---------  -----------
  Balance December 31, 2001              5,800,000  $  5,800  $ 285,434  $  (291,234)



Issuance of common stock for services
 at $1.00 - May 28, 2002 -
 related party                             357,500       358    357,143          -

Issuance of common stock for cash at
 $1.00 - May 28, 2002                       25,150        25     25,123

Issuance of common stock for cash at
 $1.00 - June 27, 2002                      16,965        17     16,949

Contributions to capital - expenses
 related parties                               -         -       85,100

Preferential dividend paid -
 related party                                 -         -      (80,000)

Net operating loss for the nine months
 ended September 30, 2002                      -         -          -       (515,974)
                                        ----------- ---------  --------- -----------
Balance, September 30, 2002              6,199,615  $  6,199   $689,749   $ (807,208)
                                        =========== ========= ========== ============


 The accompanying notes are an integral part of these financial statements.
                                    -5-



                        NUTRI BERRY INDUSTRIES, INC.
                    (Formerly Goldfish Industries, Inc.)
                       (A Development Stage Company)
                          Statement of Cash Flows
            For the Nine Months Ended September 30, 2002 and the
           Years Ended December 31, 2001 and 2000 and the Period
         August 16, 1996 (date of inception) to September 30, 2002
===========================================================================

                                                                                 Aug.
                                                                             16, 1996
                                          September   December   December     to June
                                           30, 2002   30, 2001   31, 2000    30, 2002
                                         ---------- ---------- ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                               $(515,974) $      -   $      -    $(807,208)
                                         ---------- ---------- ----------  ----------
  Adjustments to reconcile net loss to
  net cash provided by operating
  activities
   Increase in accrued expenses             29,583         -          -       29,583
   Issuance of common stock for
     expenses                              357,501         -          -      648,735
   Contribution to capital - expenses       85,100         -          -       85,100
                                         ---------- ---------- ----------  ----------
                                           472,184         -          -      763,418
                                         ---------- ---------- ----------  ----------
   Net Change in Cash Flow from
   Operations                              (43,790)        -          -      (43,790)
                                         ---------- ---------- ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES            -          -          -           -
                                         ---------- ---------- ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loan                        88,562         -          -       88,562
  Proceeds from sale common stock           42,113         -          -       42,113
  Preferential dividend paid               (80,000)        -          -      (80,000)
                                         ---------- ---------- ----------  ----------
                                            50,675         -          -       50,675
                                         ---------- ---------- ----------  ----------
NET CHANGE IN CASH                           6,885         -          -        6,885

CASH AT BEGINNING OF PERIOD                     -          -          -           -
                                         ---------- ---------- ----------  ----------
CASH AT END OF PERIOD                    $   6,885  $      -   $      -    $   6,885
                                         ========== ========== ==========  ==========

 The accompanying notes are an integral part of these financial statements.
                                    -6-





                        NUTRI BERRY INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002

1.   THE COMPANY
     -----------
Nutri Berry Industries, Inc. was established as a Canadian Corporation (Goldfish Resources, Inc.) on August 16, 1996 in the jurisdiction of British Columbia, Canada.

On July 20, 1999, the Company was organized as Goldfish Industries, Inc. under the laws of the State of Nevada and changed its domicile to the state of Nevada by virtue of a Plan of Merger and Reorganization and Change of Domicile with the Nevada corporation on August 3, 1999 adopted by the Board of Directors of each corporation. By this merger, each share of stock in the non-survivor corporation will be exchanged on a one to one (1:1) basis in the survivor corporation. The survivor corporation will be the Nevada corporation. All assets, liabilities and obligations were vested in this survivor corporation.

The Company then changed its name to Nutri Berry Industries, Inc. on April 29, 2002.

The Company has authorized 100,000,000 shares of common stock at a par value of $0.001 and 10,000,000 shares of preferred stock at a par value of $0.001. The Company has issued 6,199,615 shares of common stock and are outstanding as of September 30, 2002. There are no shares of preferred stock issued or outstanding.

The terms of the preferred capital stock will be determined by the board of directors as issued.

The Company is engaged in the wholesale produce business, specializing in the crops of blueberries and cranberries. Product distribution is directed to
(1) the general food industry and (2) the recently developed nutriceutical industry for the manufacturing of health foods, functional food, vitamins and other supplements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
Accounting Methods
------------------

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for its integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

                        NUTRI BERRY INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002

As of June 30, 2002, the Company is in the development stage and had no operations; accordingly these financial statements are prepared in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises" as issued by the Financial Accounting Standards Board.

Stock Based Compensation
------------------------

In 1995, the Financial Accounting Standards Board issued SFAS No. 123,Accounting for Stock-Based Compensation.As permitted by this Standard, the Company will continue to measure compensation cost using the intrinsic value-based method of accounting prescribed by the Accounting Principles Board (APB) Opinion No. 25,Accounting for Stock Issued to Employees.

Basic and diluted Net Income (Loss) Per Share
---------------------------------------------

Net loss per share is provided in accordance Financial Accounting Standards No. 128 (FAS No. 128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted-average number of common shares during the period. Diluted loss per share reflect the per share amount that would resulted if dilutive common stock equivalents had been converted to common stock. No stock options were available or granted during the periods presented.

Dividend Policy
---------------

The Company has not yet adopted any policy regarding payment of dividends.
No dividends have been paid since inception and it is unlikely that dividends will be paid in the foreseeable future.

Income Taxes
------------

On September 30, 2002, the Company had a net operating loss available for carry forward of $807,208. The income tax benefit of approximately $274,451 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is interminable since the Company has no operations. The loss carry forward will expire starting in 2022.

Financial Instruments
---------------------

The carrying amounts of financial instrument are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, disclosure of contingent asset and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                        NUTRI BERRY INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of the standard had no impact on the total stockholder's equity.

Property and Equipment
----------------------

Property and equipment are stated at the lower of cost or fair market value. Depreciation is computed for financial statement purposes as well as for federal income tax purposes using the MACRS (Modified Accelerated Cost Recovery System) method of depreciation. Equipment is depreciated over five years. Software is amortized over five years.

Foreign Exchange
----------------

All activity was originally based on Canadian dollars. On August 3, 1999, at the time of merger with Nevada corporation (see The Company above) all amounts were recharacterized using the translation rate in effect August 3, 1999 of (C$/US$) 1.4948 or multiplier of .668986.

Salaries
--------

In the event that 25% of the shares of common stock are sold by the Company, the Company intends to pay salaries to the president, vice-president and minimal secretarial services. The salary for the president will be $100,000 per year and the salary for the vice-president will be $60,000 per year for
services.   These amounts will be paid at that time and until these shares are sold. Nutri Berry Corporate Services, Inc. will be performing the sales and marketing, accounting, consultation, bookkeeping, administrative and marketing assistance as necessary for the Company in Canada.

                        NUTRI BERRY INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002

Noncash Issuance of Stock
-------------------------

Stock was issued for director' services July 28, 1999, July 29, 1999 and May 28, 2002 at the fair market value of their services. Additionally stock was issued for advertising expenses July 28, 1999. The basis of these shares was computed by considering the fair market value of the services at the time of the issue of the shares.

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.   SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES
     ---------------------------------------------

On April 29, 2002, the Company entered into a Purchase and Sale Agreement with Pacific Agmark, of Abbotsford, British Columbia, for their marketing studies, existing business with local growers and potential customers pertaining to wholesale distribution of blueberries and cranberries, both fresh and fresh frozen and their concentrates for a fee of $80,000. Pacific Agmark already owns 50,000 shares of common stock of the Company. Mrs. Elnora Martens, wife of Henry Martens, President and Board Chairman of the Company, owns 200,000 shares of common stock of the Company and 50% of Pacific Agmark which owns 50,000 shares of common stock of the Company which gives Mr. Martens a total beneficial ownership of 1,475,000 shares of common
stock.   In addition, minority shareholder, Mr. Darrel Thune, the shareholder of record of 40,000 shares of common stock owns the other 50% of Pacific Agmark which gives Mr. Thune a total beneficial ownership of 65,000 shares of common stock in the Company.

The total effect is that Officers-directors and their controlled companies have acquired 22% of the common stock of the Company.

The Company immediately entered into an agreement with Gladwin Farms, Ltd., a client of Pacific Agmark, to purchase Gladwin Farms, Ltd. berry crops for 2002 and the right to purchase 2003 and 2004 berry crops.

In May 2002, Mr. Henry Martens loaned $88,562 to the Company. This loan has a term of three years and was made in part to finance the Purchase and sale agreement of Pacific Agmark. Interest is being accrued at a rate of 2.5% per annum and payments are to begin when the Company has received and accepted 50% of the stock offering.

On June 15, 2002, the Company entered into an agreement with Nutri Berry Corporate Services, Inc., a British Columbia corporation. This corporation will manage the corporate services to more easily facilitate the legal
operations in Canada.   These services include sales and marketing,
accounting, consultation, bookkeeping, administrative and marketing assistance to be performed from time to time. Services not included by agreement do not include product shows attendance, web design and hosting, additional research and maintenance. This agreement is for $9,000 per month and direct and approved expenses and expires in three years (March 31, 2005) and is renewable at the Company's option. Mr. Michael Martens, President and sole Shareholder of Nutri Berry Corporate Services Inc., is a Canadian businessman and son of Mr. Henry Martens. Mr. Michael Martens also is a shareholder of record owning 200,000 shares of common stock. This agreement has commenced and payments are already being made.
                                    -10-


                        NUTRI BERRY INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002

An officer received a preferential dividend from the company of $80,000.

An officer made capital contributions by the payment of Company expenses of $85,100.

4.   COMMON CAPITAL STOCK
     --------------------
During May and June,2002 the Company issued 357,599 shares to Company officers for services at $1.00 per share and 42,113 shares at $1.00 under a private placement offering for $42,113.

5.   CONTINUING LIABILITIES
     ----------------------
The Company entered into a management agreement with a related affiliate as outlined in note 3.

The company completed a contract to purchase the berry crops for 2002 with a right to purchase the 2003 and 2004 crops with a client of a related affiliate. The terms of the agreement are that the Company can acquire up to 6M pounds of blueberries at $.85 per pound and up to 2M pounds of cranberries at $.55 per pound. Future year crops for 2003 and 2004 can be purchased under similar terms and conditions.

6.   GOING CONCERN
     -------------
The Company intends to further develop its interest in the agreement outlined in Note 3 however, the Company does not have the working capital necessary to be successful in this effort and is solely dependent upon obtaining equity financing.

Continuation of the Company as a going concern is dependent upon the Company obtaining additional working capital. There is no assurance that the Company will be able to obtain any financing or to continue as a going concern.


                                    -11-


                        NUTRI BERRY INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002

7.   SCHEDULE OF EXPENSES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
     -----------------------------------------------------------------


     Director Services                          $   357,143
     Accounting                                      59,695
     Travel and entertainment                         6,000
     Interest                                         1,089
     Filing fees                                        467
     Automobile                                       3,500
     Telephone                                        2,500
     Product samples                                    250
     Rent                                             5,100
     Salaries                                        80,000
     Licenses                                           230
                                                 -----------
          Total                                  $  515,974
                                                 ===========












                                    -12-


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.

     The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Nevada law. Nevada law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

     This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Nevada corporation law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Nevada General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Nevada law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.


                                     64


Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee                     $ 1,195
Print expenses                                  $ 1,250
Legal fees and expenses                         $ 5,000
Accounting fees and expenses                    $ 4,000
Transfer agent's fee and expenses               $   500
Miscellaneous (Estimate)                        $ 3,055
                                                -------
     Total                                      $15,000
                                                -------

Item 26. Recent Sales of Unregistered Securities.

     August 1, 1999   The Company authorized 10,000 shares of common stock to
be issued to Co-Media Ventures Group in exchange for prepaid advertising for the cigar project. Co-Media Ventures Group requested that their shares be issued directly to their Co-Media Ventures Group shareholders. These shares of common stock were issued at a price of $.05 per share which was determined to be the fair market wholesale value of the advertising.

     July 28, 1999   The Company authorized 5,790,000 shares of common stock
to Golden Gate Marketing for the rights to manufacture Cuban seed cigars in the Dominican Republic and to market the cigars in the North American market. These shares of common stock were issued to Golden Gate Marketing on September 18, 1999. This Cuban-seed cigar project was abandoned by the Company in December, 2001. Golden Gate Marketing sold their shares of stock to Henry Martens and Elnora Martens and others persons and entities that are not officers, directors, significant employees or affiliates as defined by Rule 405 of the Securities Act of 1933, as amended. These shares of common stock were issued at a price of $.05 which was determined to equal the amount of expenses incurred in the marketing research, travel and other expenses incurred by Golden Gate Marketing in pursuing this business plan.

     May 29, 2002   The Company issued 357,500 shares of common stock to the
Company's officers and directors and one interim director for their officers' and directors' services to December 31, 2002 to the following persons:
               Henry Martens   250,000 shares of common stock
               Lou Sawchenko   100,000 shares of common stock
                 Carol Allen   5,000 shares of common stock
                 Marie Block   2,500 shares of common stock

     These shares of common stock were issued at a price of $1.00 commensurate with the services to be performed by the officers and directors.


                                     65


     May 29, 2002   The Company issued 25,150 shares of common stock to
sophisticated investors for $1.00 per share of common stock to the following non United States citizens:
           George & Anne Sawtzky   15,000 shares of common stock
               Kathleen Thune   5,150 shares of common stock
             Douglas Porterfield   5,000 shares of common stock

    June 27, 2002   The Company issued 16,965 shares of common stock to
    sophisticated investors for $1.00 per share of common stock to the following non United States citizens:
               Richard Barnes   6,525 shares of common stock
                 Wim P. Nan   10,440 shares of common stock

     These shares of common stock were issued at a price of $1.00 per share which was the amount paid per share of common stock by the investors.

     For all of the above issuances, Nutri Berry relied upon Section 4(2) of the Act. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering; (ii) the offers and sales were made in compliance with Rules 501 and 502; (iii) the securities were subject to Rule 144 limitation on resale; (iv) the limited number of offerees; (v) the manner in which it was issued; (vi) the relationship of the shareholder to the Issuer; (vii) the amount of shares issued; and (viii) each of the parties is a sophisticated purchaser and had full access to the information on Nutri Berry necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.
     Golden Gate Marketing sold or distributed their shares to various shareholders, all of whom reside outside of the United States.

Item 27. Exhibits.

(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

       Exhibit                                                  Description
       -------                                                  -----------
2.1    Articles of Merger & Plan or Reorganization             Incorporated
       and Change of Domicile. . . . . . . . . . . . . . . . . by Reference

3.1    Articles of Incorporation of Nutri Berry                Incorporated
       By-laws of Nutri Berry. . . . . . . . . . . . . . . . . by reference

3.3    Certificate of Amendment to the                         Incorporated
       Articles of Incorporation . . . . . . . . . . . . . . . by reference

                                                               Incorporated
4.2    Stock Subscription Agreement. . . . . . . . . . . . . . by reference

5.1    Opinion of Legal Counsel. . . . . . . . . . . . . . . . . . Attached

10.1   Purchase & Sale Agreement - Nutri Berry                 Incorporated
       and Pacific Agmark. . . . . . . . . . . . . . . . . . . by reference

10.2   Crop Purchase Agreement   Nutri Berry                   Incorporated
       and Gladwin Farms, Ltd. . . . . . . . . . . . . . . . . by reference

10.3   Agreement Nutri Berry Corporate Services, Inc . . . . . Incorporated
                                                               by reference

23.1   Consent of Auditor. . . . . . . . . . . . . . . . . . . . . Attached

Documents which are incorporated by reference were previously filed with the SEC on July 5, 2002 on Form SB-2.
                                     66

                                UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For  determining  any liability  under the  Securities  Act,  treat
each post-effective   amendment   that  contains  a  form  of  prospectus  as
a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     67


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures               Title                         Date
------------             -----                         ----

/s/ Mr. Henry Martens    President/Board Chairman      October 18, 2002
----------------------

/s/ Dr. Lou Sawchenko    Vice President/Director       October 18, 2002
-----------------------

/s/ Ms. Carol Allen      Secretary/Treasurer/Director  October 18 2002
-----------------------














                                     68